As filed with the Securities and Exchange Commission on May 13, 2005
                                                       Registration No._________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           RCG COMPANIES INCORPORATED
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

              Delaware                                   23-2265039
--------------------------------------------------------------------------------
 (State or other jurisdiction of            (IRS Employer Identification Number)
  incorporation or organization)

                             6836 MORRISON BOULEVARD
                                    SUITE 200
                               CHARLOTTE, NC 28211
                                 (704) 366-5054
--------------------------------------------------------------------------------
   (Address and telephone number of Registrant's principal executive offices)

                                 MARC E. BERCOON
                                    PRESIDENT
                           RCG COMPANIES INCORPORATED
                             6836 MORRISON BOULEVARD
                                    SUITE 200
                               CHARLOTTE, NC 28211
                                 (704) 366-5054
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                            MARK D. GUIDUBALDI, ESQ.
                           KATTEN MUCHIN ROSENMAN, LLP
                             525 WEST MONROE STREET
                                CHICAGO, IL 60661
                             (312) 902-5200 (phone)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
TITLE OF EACH                                      PROPOSED MAXIMUM             PROPOSED MAXIMUM
CLASS OF SECURITIES             AMOUNT TO BE       OFFERING PRICE PER SHARE     AGGREGATE OFFERING      AMOUNT OF
TO BE REGISTERED                REGISTERED (1)     OF COMMON STOCK (2)          PRICE (2)               REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.04 par value   140,726,562 (3)             $0.80                  $107,721,919             $12,679
---------------------------------------------------------------------------------------------------------------------------

(1) Also includes an indeterminable number of additional shares of common stock which may be issued (a) pursuant to the anti-dilution provisions of the warrants, preferred stock and promissory notes covering certain of the shares of common stock being registered hereunder, and/or (b) following the exercise of such warrants or conversion of such preferred stock and promissory notes as a result of stock splits, stock dividends or similar transactions, in either case in accordance with Rule 416 of the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and Rule 457(g) under the Securities Act of 1933, as amended. Based on (i) the average high and low prices of $0.52 as reported on the American Stock Exchange of the registrant's common stock on May 12, 2005 with respect to 7,849,879 shares of common stock;
         (ii) 13,748,249 shares of common stock underlying common stock purchase warrants, exercisable at $0.55 per share; (iii) 18,181,820 shares of common stock issuable upon conversion of promissory notes at a conversion price of $0.6875 per share; (iv) 56,563,945 shares of common stock issuable upon conversion of our series C convertible preferred stock at a conversion price of $0.55 per share; (v) 22,625,566 shares of common stock underlying common stock purchase warrants, exercisable at $0.55 per share; (vi) 3,393,835 shares of common stock underlying common stock purchase warrants, exercisable at $0.605 per share; (vii) 3,089,378 shares of common stock issuable upon conversion of a promissory note at a conversion price of $2.00 per share; and (viii) 15,273,890 shares of common stock issuable upon conversion of series B 6% redeemable participating preferred stock at a conversion rate of $2.00 per share.

(3) Consists of 7,849,879 shares of common stock, 39,767,650 shares of common stock underlying common stock purchase warrants, 21,271,198 shares of common stock issuable upon conversion of promissory notes, and 71,837,835 shares of common stock issuable upon conversion of preferred stock.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                    SUBJECT TO COMPLETION, DATED MAY 13, 2005

         The information in this prospectus is not complete, and it may be changed. These securities will not be publicly resold until the registration statement, of which this prospectus is a part, is filed with the Securities and Exchange Commission and has become effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

                           RCG COMPANIES INCORPORATED

                                   140,726,562

                             SHARES OF COMMON STOCK

         This prospectus relates to the resale of up to 140,726,562 shares of our common stock, par value $.04 per share, by certain stockholders. The shares of common stock that may be resold pursuant to this prospectus include the following shares held by those selling stockholders identified as such holders under "selling stockholders" beginning on page 22 of this prospectus: (i) 10,575,576 shares of common stock underlying common stock purchase warrants, exercisable at $0.55 per share, we issued in connection with our February 2005 financing transaction, and 3,172,673 additional shares being registered in order to register 130% of these shares as required by the registration rights agreement we entered into with these warrantholders; (ii) 18,181,820 shares of common stock issuable upon conversion of promissory notes we issued in connection with the acquisition of the capital stock of OneTravel, Inc. in April 2005; (iii) 56,563,945 shares of common stock issuable upon conversion of our series C convertible preferred stock, 22,625,566 shares of common stock underlying common stock purchase warrants, exercisable at $0.55 per share, and 3,393,835 shares of common stock underlying common stock purchase warrants, exercisable at $0.605 per share, we issued in connection with our April 2005 private placement transaction; (iv) 4,779,196 shares of common stock, 3,089,378 shares of common stock issuable upon conversion of a promissory note, and 15,273,890 shares of common stock issuable upon conversion of our series B 6% redeemable participating preferred stock we issued in connection with our February 2005 merger with Farequest Holdings, Inc., and 2,995,683 shares of common stock we agreed to issue in the future in connection with the Farequest merger; and (v) 75,000 shares of common stock we issued to settle a disputed claim.

         The selling stockholders may sell these shares from time to time in the over-the-counter market in regular brokerage transactions, in transactions directly wit market makers or in privately negotiated transactions. For additional information on the methods of sale that may be used by the selling stockholders, see "Plan of Distribution" beginning on page 50. We will not receive any of the proceeds from the sale of these shares. We will bear the costs relating to the registration of these shares.

         Our common stock is traded on the American Stock Exchange under the symbol "RCG". The closing sales price of our common stock on May 12, 2005, was $0.51 per share.

         INVESTING IN THE COMMON STOCK INVOLVES MATERIAL RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR INFORMATION THAT YOU SHOULD CONSIDER.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is May __, 2005.

                                 --------------

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by RCG Companies Incorporated or the selling stockholder. This prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, the offered shares, in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of RCG Companies Incorporated since the date hereof.

                                TABLE OF CONTENTS

Prospectus Summary
Risk Factors
The Company
Use of Proceeds
Description of Common Stock
Selling Stockholders
Plan of Distribution
Legal Matters
Experts
Unaudited Pro Forma Combined Financial Information
Where You Can Find More Information
Information Incorporated by Reference

                               PROSPECTUS SUMMARY

                                   The Company

         We own and operate a diverse network of travel and leisure subsidiary companies. We derive our revenues from our travel business subsidiaries, FS SunTours, Inc., which sells leisure and vacation travel packages under the SunTrips(R) brand, Farequest Holdings, Inc., which is a leading online and offline provider of a full range of travel services operating under the name 1-800-CHEAPSEATS; and OneTravel, Inc., which is a provider of online and offline discount travel products and services.

         FS SunTours, doing business as SunTrips, is based in San Jose, California and sells air and hotel vacation packages to Mexico, Costa Rica, Hawaii and the Azores out of Oakland, California and/or Denver, Colorado.

         Farequest, distributes inventory from travel suppliers to consumers, corporations, and travel agents via consumer on-line travel websites and toll-free phone numbers supported by: technologically advanced call center facilities; experienced, professional travel agents; and multiple websites with booking engines accessible by travel agents. Farequest also distributes inventory through partnerships with other consumer portals providing both on-line and call center fulfillment services. Its primary retail website is www.1800cheapseats.com, which also offers offline sales and customer support through a call center at 1-800-CHEAPSEATS.

         OneTravel is a provider of online and offline discount travel products and services, offering its customers the ability to search for and book a full range of travel products. OneTravel also has proprietary dynamic packaging search engine technology that allows its customers to customize their own vacations by combining air, hotel and land options. The company operates a direct-to-consumer business through a variety of Web sites. In addition to www.onetravel.com, it operates www.11thhour.com, www.cheapseats.com and www.discounthotels.com. OneTravel also provides technology solutions and support services that enable other businesses to operate in the online travel arena.

         Our principal executive offices are located at 6836 Morrison Boulevard, Suite 200, Charlotte, North Carolina 28211. Our telephone number is (704) 366-5054. We were incorporated in Delaware in 1982 and our fiscal year ends on June 30.

                               Recent Developments

o On April 27, 2005, we sold substantially all of the assets of our wholly-owned subsidiaries Logisoft Corp. and eStorefronts.net Corp.

o On April 15, 2005 we completed the acquisition by merger of 100% of the capital stock of OneTravel.

o On April 14, 2005, we entered into and closed a private placement of our series C preferred stock with institutional investors totaling $31,110,165, and issued warrants to purchase an aggregate of 26,019,401 shares of our common stock.

o On February 8, 2005, we closed a private placement offering pursuant to which we issued an aggregate of $7,968,700 worth of two-year senior secured convertible debentures and a total of 10,177,139 warrants exercisable for our common stock to the purchasers and approximately 400,000 warrants to placement agents in connection with this private placement.

o On February 1, 2005, we closed a transaction through which our wholly owned subsidiary WTI Acquisition, Inc. merged with and into Farequest Holdings, Inc.

o On January 25, 2005, we closed a private placement pursuant to which we issued secured promissory notes in the total principal amount of $1,098,500, and warrants to purchase 549,250 shares of our common stock.

o During the fourth quarter of 2004, we completed a transaction in which our wholly owned subsidiary FS Tours, Inc. sold substantially all of its assets

                           Forward-looking Statements

         This prospectus includes and incorporates by reference forward-looking statements within the meaning of federal securities laws that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words such as "may," "will," "expect," "anticipate," "believe," "intend," "estimate" and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. We have described these risks, uncertainties and other factors in "Risk Factors" and elsewhere in this prospectus and also in the documents incorporated by reference in this prospectus.

         You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

                                  RISK FACTORS

         Investors should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently believe are immaterial may also impair our business operations. Our business could be harmed, and the trading price of our common stock could decline, due to by any of these risks, and investors may lose all or part of their investment. In assessing these risks, investors should also refer to the other information contained or incorporated by reference in this prospectus.

         We received a going concern opinion from our independent registered public accounting firm.

         We received from our independent registered public accounting firm and incorporated by reference in this prospectus an opinion on our consolidated financial statements that raises substantial doubt as to our ability to continue as a going concern as a result of recurring losses from operations and a deficiency in working capital at June 30, 2004.

         We will need to raise additional funds in order to continue to operate and grow our business.

         A portion of the consideration we paid in connection with our acquisition of OneTravel were secured convertible promissory notes in the aggregate principal amount of $12,500,000 which are payable on October 12, 2005, but may be extended at our option for up to five additional months by payment of an extension fee of $125,000 per month.. We do not presently have sufficient funds to pay the notes and will have to obtain additional financing to do so unless they are converted into our common stock. If it occurs, this conversion will cause the percentage ownership of our current common stockholders to be diluted.

         In addition, if our operating cash flows do not improve, we will need to secure alternative equity or debt financing to provide us with additional working capital. There can be no assurance that we will be able to complete such financing if required. If we raise funds through debt financing, then we will incur additional interest expense going forward. If we raise additional funds by issuing additional equity securities, then the percentage ownership of our current stockholders will be diluted. No assurance can be given that additional financing will be available when and to the extent required, or that, if available, it will be on acceptable terms. If adequate funds are not available on acceptable terms, then we will be unable to continue to fund our existing businesses, or take other steps necessary to grow our business or continue our operations.

         We have been incurring operating losses and there can be no assurance that we will achieve or sustain profitability.

         We have incurred operating losses since inception. Certain of our operating businesses have incurred and continue to incur operating losses. We expect to continue to incur significant operating costs in connection with our efforts to expand our existing businesses and to grow through acquisitions. No assurance can be given that we will achieve or be able to sustain profitability in the future.

         The market price of our common stock is highly volatile.

         The trading price of our common stock has fluctuated significantly and is likely to remain volatile in the future. Fluctuations in the trading price of our common stock may occur in response to many events or factors, including the following:

         o        variations in our operating results;

         o        changes in financial estimates by securities analysts;

         o        market valuation of firms in related businesses;

         o announcements by us or our competitors of new products, technology innovations or significant acquisitions, strategic partnerships or similar ventures;

         o        additions or departures of key management personnel;

         o        future sales of our common stock;

         o        volume fluctuations in our common stock;

         o        regulatory changes; and

         o        general economic and market conditions.

         We are currently seeking stockholder approval of a number of material proposals and, if approval is not granted, our ability to continue to conduct our business would be adversely effected.

         At our Annual Stockholder's Meeting we will be seeking the approval of our stockholders with respect to a number of proposals, including, but not limited to, the following: (i) the approval of the issuance of 20% or more of our outstanding shares of common stock in connection with our series A preferred stock, warrants, and additional investment rights sold in our private placement offering completed in September 2004, and warrants sold in our private placement offering completed in February 2005, (ii) the approval of the issuance of 20% or more of our outstanding shares of common stock in connection with our acquisition of Farequest in February 2005, (iii) the approval of a one for ten reverse split of our common stock, (iv) the approval of the issuance of 20% or more of our outstanding shares of common stock in connection with our acquisition of OneTravel in April 2005, and (v) the approval of the issuance of 20% or more of our outstanding shares of common stock in connection with our series C preferred stock sold in a private placement offering in April 2005.

         The failure of our stockholders to approve all or any of the foregoing proposals would effectively prohibit the conversion into shares of our common stock of substantially all, if not all, of the currently outstanding shares of series A preferred stock, series B preferred stock, and series C preferred stock, as the case may be. In the event the proposals are not approved, and these securities remain outstanding, among other things, our continual payment of the amounts required under the securities could cause our financial condition to be materially and adversely effected. Further, any failure on our part to timely make the payments required under these shares of preferred stock would materially expand certain rights of the holders, which could materially adversely affect our ability to conduct our business as it is currently being conducted.

         The exercise of outstanding options and warrants to purchase our common stock and the conversion of our outstanding convertible preferred stock could dilute existing stockholders, and these exercises and conversions could have a negative effect on our stock price.

         We currently have outstanding (i) 10,575,576 shares of common stock underlying common stock purchase warrants, exercisable at $0.55 per share, we issued in connection with our February 2005 financing transaction, (ii) 18,181,818.18 shares of common stock issuable upon conversion of promissory notes we issued in connection with the acquisition of the capital stock of OneTravel in April 2005, (iii) 56,563,936.62 shares of common stock issuable upon conversion of our series C preferred stock, 22,625,566 shares of common stock underlying common stock purchase warrants, exercisable at $0.55 per share, and 3,393,835 shares of common stock underlying common stock purchase warrants, exercisable at $0.605 per share, we issued in connection with our April 2005 private placement transaction, (iv) 3,089,404.84 shares of common stock issuable upon conversion of a promissory note, and 15,273,890 shares of common stock issuable upon conversion of our series B preferred stock, we issued in connection with our February 2005 merger with Farequest, (v) 2,854,545.50 shares of common stock issuable upon conversion of our series A preferred stock, (vi) 11,942,877 shares of common stock underlying common stock purchase warrants other than those issued in connection with our February financing or our April private placement, exercisable at a weighted average price of $2.78 per share, and (vii) options for 1,852,557 shares of common stock issued under our stock option plan. Additionally, our stockholders have authorized the issuance of options to acquire up to 20,000,000 shares of common stock under this stock option plan.

         Further, we have agreed in connection with our April private placement to recommend shareholder approval of a one for ten reverse stock split. In the event this split is effected the conversion price of our convertible preferred stock will be adjusted to the market value of our common stock if lower than the split-adjusted conversion price.

         The exercise of these options and warrants and conversion of these preferred shares will dilute the percentage ownership of our current common stockholders. If some or all of the selling stockholders sell a substantial amount of their common stock issued upon such exercise or conversion under this prospectus, a significant negative impact on the market price of our common stock could result.

         We may be unable to maintain our listing on the American Stock Exchange and if we are delisted the trading of our common stock could be more difficult.

         Our common sock is presently listed and trading on the American Stock Exchange. No assurance can be given that we will meet the standards for continued listing, such as the minimum net worth and minimum stock price requirements. If our common stock is delisted trading in our securities could be more difficult could be subject to the "penny stock" rules. The U.S. Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions (including trading on the American Stock Exchange). These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transactions involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

         Difficulties in integrating our recent or future acquisitions could adversely impact our business.

         Our growth in the travel business has been a result of significant recent acquisitions. The complex process of integrating these businesses has required, and will continue to require, significant resources. This integration has been and will continue to be time consuming and expensive. The success of our business depends upon, among other things, our ability to:

         o effectively integrate acquired personnel, operations, products and technologies into our organization;

         o        rapidly improve, upgrade and expand business infrastructures;

         o        retain and motivate the personnel of acquired businesses;

         o maintain expected levels of service in order to retain clients and customers of acquired businesses; and

         o realize anticipated cost savings or revenue growth opportunities.

         We may not realize the benefits we anticipate from these acquisitions because, among others, of the following significant challenges:

         o expected synergistic benefits from the acquisitions, such as lower costs, may not be realized or may be realized more slowly than anticipated;

         o potentially incompatible cultural differences among the acquired and existing businesses; and

         o integrating products, services and customer bases of acquired companies with our existing businesses.

         Failure to achieve the anticipated benefits of these acquisitions or to integrate successfully the operations of the acquired businesses could harm our business, results of operations and cash flows.

         We face actual and potential competition from many sources and, if we are unable to compete successfully, our business and results of operations would suffer.

         The market for travel products is extremely competitive. We compete in the ticket sale market against travel wholesalers, consolidators, online travel companies, airlines and travel agents based on price and the quality of service to the customer. In the leisure travel and tour services market, we also competes against travel agents, commercial airlines, frequent flyer awards, other charter flight and/or tour operators and hotels, resourts, casinos and other organizations in the travel industry that offer alternative travel destinations to those offered by our leisure travel services. Increased competition may result in reduced revenues, loss of market share and decreased brand recognition. Ultimately, we may not be able to compete successfully against current and future competitors.

         Many of our competitors, including the air carriers themselves, have longer histories, larger customer bases, increased brand recognition and significantly greater financial, marketing and other resources than us. These competitors may enter into strategic or commercial relationships with larger, established and well-financed companies. These competitors may be able to induce one or more of our suppliers of non-published fares, through pricing, equity or other incentives, to cease doing business with us, or to do business with us on less favorable terms. They might also be able to build strong brand recognition in our core travel markets through widespread advertising and other marketing efforts, and may be able to devote greater resources to marketing and promotional campaigns on the Internet or otherwise. Any or all of these developments could increase competitive pressures on us.

         In addition, the airline industry has experienced a shift in market share from full-service carriers to low-cost carriers that focus primarily on discount fares to leisure destinations, and this trend is expected to continue. Some low-cost carriers do not distribute their tickets through third-party intermediaries such as us.

         Increases in fuel costs could adversely effect our operating costs and results of operations.

         Fuel is a major component of our operating expenses. Both the cost and availability of fuel fluctuate widely and are influenced by many economic and political factors and events occurring in oil producing countries throughout the world. Recently, the price per barrel of oil is as at an all-time high, which significantly impacted our results of operations. We cannot predict the future cost and availability of fuel to us. The unavailability or significant cost of adequate fuel supplies could have an adverse effect on our profitability and results of operations. We generally follow industry trends by imposing a fuel surcharge in response to significant fuel price increases. However, our ability to pass on increased fuel costs is limited by economic and competitive conditions. In addition, larger airlines may have a competitive advantage over us because they may be able pay lower prices for fuel.

         Declines or disruptions in the travel industry could hurt our business and reduce our revenues.

         Our business and operations rely on the health and growth of the travel industry. Travel expenditures are highly sensitive to business and personal discretionary spending levels and tend to decline during general economic downturns. Since 2001, the travel industry has experienced significant downturns, and future downturns, or periods of weak demand for travel by consumers, could significantly reduce our sales and revenues and adversely affect the growth of our business.

         Travel expenditures are highly sensitive to traveler safety concerns, and thus have historically declined after acts of terrorism that affect the safety of travelers. The terrorist attacks of September 11, 2001 using hijacked commercial airliners resulted in a decline in travel bookings throughout the industry. The long-term effects of these events could include, among other things, a protracted decrease in demand for air travel due to fears regarding additional acts of terrorism, military responses to acts of terrorism and increased costs and reduced operations by airlines due, in part, to new security directives adopted by the Federal Aviation Administration. These effects, depending on their scope and duration, which we cannot predict at this time, could significantly impact our long-term results of operations or financial condition.

         Example of other events that tend to reduce travel levels and may reduce our sales and revenues include:

         o price escalation in the airline industry or other travel-related industries;

         o        bad weather;

         o        travel-related accidents;

         o        political instability and hostilities; and

         o        airline or other travel related labor actions.

         Evolving government regulation could impose burdens on our business, which could increase our costs or decrease demand for our products and adversely effect our results of operations.

         We must comply with laws and regulations applicable to aviation travel, online commerce and the sale of air transportation.

         Certain segments of the travel industry are regulated by the United States government and, while we are not currently required to be certified or licensed under such regulation, certain services offered by our aviation travel services business are affected by such regulation. Charter flights operators, upon which our aviation travel services business depends, are subject to vigorous and continuous certification requirements by the Federal Aviation Administration. Changes in the regulatory framework for charter aviation travel could adversely affect our aviation travel services business' operations and financial condition.

         Increased regulation of the Internet or different applications of existing laws might slow the growth of the use of the Internet and commercial online services, or could encumber the sale of air transportation, which could decrease demand for our products and services, increase the cost of doing business or otherwise reduce our sales and revenues. The statutes and case law governing online commerce are still evolving, and new laws, regulations or judicial decisions may impose additional risks and costs of operations. If federal legislation imposing limitations on the ability of states to tax Internet-based sales is not renewed when it terminates, state and local governments could impose taxes on Internet-based sales. These taxes could decrease the demand for our products and services or increase its costs of operations, which would have an adverse effect on our business and results of operations. Data collection, protection and privacy issues are a growing concern in the United States, and many countries around the world in which we do business or may do business in the future. Evolving government regulation in these areas could limit or restrict our ability to market our products and services to consumers, increase our costs of operation and lead to a decrease in demand for our products and services.

         We depend on certain key employees, and the loss of any of these employees may harm our business.

         Our performance is substantially dependent on the performance of our executive officers and other key employees. The familiarity of these key employees with their respective industries makes those employees especially critical to our success. In addition, our success is dependent on our ability to attract, train, retain and motivate high quality personnel, especially for our management team. The loss of the services of any of our executive officers or key employees may harm our business. Our success also depends on our continuing ability to attract, train, retain and motivate other highly qualified technical and managerial personnel. Competition for such personnel is intense and our limited resources are likely to make it more difficult for us to attract and retain such personnel.

         If we are unable to protect our intellectual property from infringement or misappropriation by third parties, this would have an adverse affect on our success and competitive position.

         We regard our copyrights, service marks, trademarks, trade secrets and similar intellectual property as significant assets critical to our success. Claims, infringement or misappropriation by third parties may hurt our business. We rely on a combination of laws and contractual restrictions, including trademark and copyright law, trade secret protection and confidentiality and/or license agreements with employees, customers, partners and others to establish and protect its proprietary rights. However, laws and contractual restrictions may not be sufficient to prevent misappropriation of our technology or deter others from developing similar technologies. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our products and services are made available. The steps we have taken to protect our proprietary rights may not be adequate, and third parties may infringe or misappropriate our copyrights, trademarks, trade dress and similar proprietary rights. We may become involved in litigation or be required to incur significant expenses in order to enforce and preserve its rights. Such litigation will be costly and divert management's attention and resources from the operation of the business. In addition, other parties may assert infringement claims against us. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

         We currently holds the Internet domain names "www.1800cheapseats.com," "www.cheapseatstravel.com" and "www.1800lowestfare.com" as well as various other related names. Third parties may acquire domain names that infringe or otherwise decrease the value of our trademarks and other proprietary rights, which may hurt our business. Domain names generally are regulated by Internet regulatory bodies. The regulation of domain names in the United States and in foreign countries is subject to change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. The relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. As a result, we may not acquire or maintain these domain names in all of the countries in which we intends to conduct business.

         The success of our online travel business is dependent on the continued growth of online travel commerce.

         The future revenues and profits of our online travel business depend upon the widespread acceptance and use of the Internet and online services by customers and suppliers for travel commerce. Rapid growth in the use of the Internet and online services for travel commerce is a recent phenomenon, and may not continue unabated in the future. A sufficiently broad base of consumers may not accept, or continue to use, the Internet as a medium of commerce. Consumers and business have traditionally relied on travel agents and travel suppliers and generally are accustomed to a high degree of human interaction in purchasing travel products. Our online sales and revenues will not grow if consumers and businesses do not purchase an increasing amount of travel products online.

         Additionally, consumer concerns over the security of transactions conducted on the Internet and over privacy issues may inhibit the growth of online travel commerce and could hurt our business. Security breaches experienced by us or other electronic commerce companies could reduce consumers' confidence in our websites. We have expended significant resources to protect against security breaches and to alleviate problems caused by such breaches. We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to transmit securely confidential information, such as customer credit card numbers. In addition, we maintain an extensive confidential database of customer profiles and transaction information. Our current security measures may not be adequate and advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments may result in a compromise or breach of the methods used to protect customer transaction and personal data. The costs required to continually upgrade security measures could be prohibitively expensive and could result in delays or interruption of service that could result in a loss of consumers. Security breaches could also expose us to a risk of loss or litigation and possible liability for failing to secure confidential customer information.

         We may not be able to keep up with the industry's rapid technological and other changes, which could decrease the attractiveness of our services to customers and adversely effect our revenues and results of operations.

         The industry in which we compete is characterized by:

         o        rapid technological change;

         o        changes in user and customer requirements and preferences;

         o frequent new product and service introductions embodying new technologies; and

         o        the emergence of new industry standards and practices.

         In order to remain competitive in the online travel industry, we must continue to enhance and improve the functionality and features of our websites. If we fail to continually improve our websites' speed, personalization and customer service, we could lag behind competitors, resulting in decreased market share and revenues. In addition, if our competitors develop technology to help travel service consumers find the best fares more quickly or easily, or at a cheaper cost, then our technology enables, we may also lose market share.

         In order remain competitive, we may be required to incur substantial costs and expenses to respond to the increasingly sophisticated requirements of online consumers and suppliers. Such costs and expenses may have an adverse effect on our revenues and results of operations. Our success will depend, in part, on our ability to enhance existing services and develop new services in a cost-effective and timely manner. The development of proprietary technology entails significant technical and business risks and requires substantial expenditures and lead time.

                                   THE COMPANY

         We own and operate a diverse network of travel and leisure subsidiary companies. We derive our revenues from our travel business subsidiaries, FS SunTours, Inc., which sells leisure and vacation travel packages under the SunTrips(R) brand, Farequest Holdings, Inc., which is a leading online and offline provider of a full range of travel services operating under the name 1-800-CHEAPSEATS; and OneTravel, Inc., which is a provider of online and offline discount travel products and services.

FS SunTours

         FS SunTours, doing business as SunTrips, is based in San Jose, California and sells fully inclusive charter vacation packages (air, hotel, food, activities) to various destinations in Mexico, Costa Rica, Hawaii and the Azores. All tours depart from either Oakland, California or Denver, Colorado. The SunTrips brand and business has been operating in the Northern California market for in excess of 25 years. Unlike the Farequest (1800cheapseats) and OneTravel businesses, which are both pure resellers of travel products, SunTrips operates charters. SunTrips currently is responsible for one Boeing 757 (214 seats) which flies out of Oakland and portions of certain airplanes operated by Frontier Airlines and Air Mexicana both out of Oakland. In June, SunTrips will add another airplane out of Oakland, for the summer months only, to provide additional capacity during the busy summer months. SunTrips sells its tour packages through independent travel agents, direct to consumer through its call centers, and through its online booking engines at www.suntrips.com and through www.1800cheapseats.com.

Farquest

         Farequest distributes inventory from travel suppliers to consumers, corporations, and travel agents via consumer on-line travel websites and toll-free phone numbers supported by: technologically advanced call center facilities; experienced, professional travel agents; and multiple websites with booking engines accessible by travel agents. Farequest also distributes inventory through partnerships with other consumer portals providing both on-line and call center fulfillment services. Its primary retail website is www.1800cheapseats.com, which also offers offline sales and customer support through a call center at 1-800-cheapseats.

         Farequest contracts with airlines to supply volume (i.e. fill blocks of seats) in exchange for access to special rate inventory called net fares or bulk fares. These classes of inventory, known as consolidator inventory, often offer significant cost savings in comparison to the published or retail fare. Currently, Farequest has such contracts for domestic and/or international traffic with approximately 24 airlines.

         In addition to consolidator contracts, Farequest participates in other airline contracts to generate revenues. These include contracts with certain carriers that pay commission on published fare sales, certificate programs which give the company access to discounts on certain published fares, and fare matching programs whereby an airline may agree to match selected published fares.

         Farequest charges a service fee for completing travel reservations or making changes to existing reservations.

         The airline contracts held by Farequest provide flexibility in its pricing strategy depending upon whether a sale is a published fare or a consolidator net fare. The consolidator inventory is marketed on a merchant model basis, which allows the company to mark-up the inventory in conditions where the disparity between the published fares and comparable net and bulk fares is significant.

         Farequest uses the WorldSpan or Sabre Global Distribution System (GDS) to process most of its transactions.

         The company also earns commissions on the sale of certain travel products such as hotels, tours, cruises, car rentals, and travel insurance.

         Farequest provides full-service customer support and ticketing. Most airline tickets issued today are delivered as paperless e-tickets. Reservations, which require paper tickets, such as international reservations, are processed and delivered to the customer for an additional service fee.

         Although it is a small percentage of the total bookings of Farequest (less than 5%), 1800cheapseats offers corporate travel management services. This is a personal customer service offered to business travelers with high-volume companies.

         Farequest's executive offices are located at 1150 Hammond Drive, Suite C3200, Atlanta, Georgia 30328. A satellite office in Los Angeles, California is utilized to service the corporate accounts and provide certain ticketing services. The Company also operates a call center in Las Vegas, Nevada. The lease for the 100 seat, 6,100 square-foot call center in Las Vegas runs through November 2007.

         The Company owns or leases several toll-free numbers including 1-800-CHEAPSEATS. These numbers generate sales calls with little, if any, marketing.

         The primary web address for the consumer website is www.1800cheapseats.com. The Company also owns www.1800cheapseats.net and other URL's that are travel related and direct traffic to Farequest's booking engine. Traffic is driven to the websites via the email marketing campaigns and other forms of online advertising.

OneTravel

         OneTravel was acquired by the Company April 15, 2005. OneTravel is a leading provider of online and offline discount travel products and services. OneTravel offers customers the ability to search for and book a full range of travel products, including air, hotel, car, vacation packages, condo rentals, and cruises. In addition, OneTravel's dynamic packaging booking engine technology allows customers to customize their own vacations by combining air and hotel options.

Owned Brands

         OneTravel's family of owned brands includes www.onetravel.com, www.cheapseats.com, www.11thhour.com, and www.discounthotels.com. OneTravel also owns over 260 other travel related URLs that direct traffic to its online distribution channels. Through OneTravel's owned brands, customers have access to a full suite of travel products.

Third Party Partners

         OneTravel generates a significant amount of its gross bookings from third party partners by providing travel services on a private label basis. OneTravel provides full service, turnkey travel solutions to over 300 third party partners, including several leading US consumer brands. In addition, OneTravel provides search and booking technology for websites. Beyond its third party partners, OneTravel's affiliate business consists of over 1,900 partners through a network of affiliate marketing companies.

Net Rate Inventory

         OneTravel has developed a wide range of net rate air and hotel agreements. Currently, OneTravel maintains net rate relationships with approximately 60 airlines globally and offers direct access to net rate inventory with over 3,000 properties and net rate priced inventory for an additional 2,300 hotels through other relationships. Through it's net rate agreements, OneTravel controls the markup on its travel products and provides its customers with attractive travel products and desirable pricing.

         Unlike many of its domestic competitors, OneTravel demonstrates unique strength in international travel, which represents a significant portion of OneTravel's air ticket sales. OneTravel's focus on international air sales allows it to benefit from the attractive margins and higher fares on international routes. OneTravel's historical partnership with Amadeus (GDS) bolsters OneTravel's access to competitive international fares.

Call Center Services

         OneTravel maintains an inbound call center to service the travel booking and customer service needs of its customers and those of its third party partners. Using scripts designed to close transactions and maximize efficiency, OneTravel has achieved call center conversion rates that management believes exceed the industry average of 5% to 10%.

Technology

         OneTravel differentiates itself through its leading travel search and booking technology. OneTravel's dynamic packaging system allows consumers to select air and hotel to produce custom packages with a single price.

         OneTravel has invested significant resources in the development of travel related technology to offer customers a more robust and dynamic suite of products. OneTravel currently maintains a technology staff utilizing developers in the United States and India. Through its development team, OneTravel has undertaken several initiatives to improve its system architecture and booking interfaces. In March 2004, OneTravel launched its redesigned hotel booking interface, built on Microsoft's .NET platform, to provide its customers with search and sorting capabilities that generate relevant and targeted search results. OneTravel also developed a market leading cruise search and booking solution known as Cruise Wiz. This software enables customers to perform targeted searches and comparisons utilizing an array of detailed cruise options. OneTravel is marketing this technology to independent travel agents as an alternative to GDS cruise booking interfaces.

Recent Developments and Terms of Transactions

Sale of Logisoft

         On April 27, 2005, we sold substantially all of the assets of our wholly-owned subsidiaries Logisoft Corp. and eStorefronts.net Corp. to RMK Holdings, LLC, in consideration for which we were paid $699,000, subject to a post-closing adjustment, and the buyer assumed $2,083,000 in liabilities. In connection with this sale, we executed a Guaranty and Indemnification Agreement pursuant to which we guaranteed the payment and performance obligations of our subsidiaries under the Asset Purchase Agreement, and a Noncompetition Agreement pursuant to which we agreed not to compete with the buyer in a limited number of states for a period of 5 years in the business of reselling computer software and hardware, sales, design, hosting and maintenance of internet and intranet websites, information technology consulting and ecommerce software development and consulting.

Acquisition of OneTravel

         On April 15, 2005 we completed the acquisition by merger of 100% of the capital stock of OneTravel. The terms of the acquisition provide for a total purchase price of $25.5 million, $13 million of which was paid in cash, plus the estimated working capital adjustment of $827,488, and the remaining $12.5 million was paid by the issuance of six-month, interest-free, convertible promissory notes to certain of the sellers. The notes are convertible into our common stock at the option of the note-holder. Our obligation to issue shares of common stock upon conversion is subject in all respects to the rules or regulations of the American Stock Exchange and stockholder approval. The conversion price per share of our common stock will initially equal $0.6875. This conversion price will be adjusted to equal 125% of the market price of our common stock in the event that our contemplated one for ten reverse stock split is approved by stockholders, and the average market value of our common stock is lower that the split adjusted conversion price for the twenty trading days immediately following the effectuation of the reverse stock split. We have the right to extend the maturity of the convertible note by up to five months upon payment of an extension fee to the note-holders of an aggregate of $125,000 per each one month extension.

April Private Placement

         On April 14, 2005, we entered into and closed a private placement of our series C preferred stock with institutional investors totaling $31,110,165, and associated warrants. Total proceeds to us after offering expenses were approximately $27,128,946.

         The convertible preferred stock does not bear a stated annual dividend, subject to approval by our stockholders and the American Stock Exchange, is convertible into shares of our common stock at $0.55 per share, and if not converted will be mandatorily redeemable one year from issuance. Investors also received warrants to purchase an aggregate of 26,019,401 shares of our common stock at an initial exercise price of $0.55 per share, exercisable, subject to stockholder approval, until the date that is 5 years after the issuance date. We also agreed with the investors to recommend a one for ten reverse stock split be approved by our stockholders, and in the event such split is effected the conversion price of the convertible preferred stock will be adjusted to the market value of the stock if lower than the split adjusted conversion price.

         In connection with this placement, we also obtained the waiver and agreement of holders of certain of our outstanding warrants and series A preferred stock. We and the holders of our warrants and series A preferred stock issued under the Securities Purchase Agreements each dated October 2003, September 13, 2004 and February 8, 2005 agreed, subject to approval of our stockholders as may be required by the rules of the American Stock Exchange, to permanently reset the exercise price of the warrants and the series A preferred stock as follows: (i) the warrants issued under the October 2003 and February 8, 2005 Securities Purchase Agreements are permanently reset to $0.55, and are not subject to further anti-dilution adjustments; (ii) the warrants issued under the September 13, 2004 Securities Purchase Agreement are permanently reset to $1.00, and are not subject to further anti-dilution adjustments; and (iii) the conversion price of the series A preferred stock is permanently reset to $0.55, except that it will be reset to the same conversion price as our series C preferred Stock if the series C conversion price is reset following the one for ten reverse stock split, but is not otherwise subject to further ant-dilution protection.

         In conjunction with the placement, we redeemed all of our outstanding convertible debentures issued in February 2005 for aggregate consideration of $8,765,570, and our $1,098,500 note issued in January 2005.

February Private Placement

         On February 8, 2005, we closed a private placement offering pursuant to which we issued an aggregate of $7,968,700 worth of two-year senior secured convertible debentures. These debentures are original issue discounted notes, discounted to $6,294,391, and are due February 8, 2007 if not converted, subject to stockholder approval and the rules of the American Stock Exchange. The initial conversion price of these debentures is $1.30 per share. We have the right to redeem these debentures for cash any time after the issuance date at 130% of the principal amount. The purchasers were granted a senior security interest in our assets, subject to exceptions for certain existing indebtedness.

         We also issued a total of 10,177,139 warrants exercisable for our common stock to these purchasers and approximately 400,000 warrants to placement agents in connection with this private placement. 50% of the warrants are exercisable at $1.55 per share and the remaining 50% of the warrants are exercisable at $1.87 per share. The shares underlying the warrants are not issuable until 180 days after February 8, 2005.

Acquisition of Farequest

         On February 1, 2005, we closed a transaction through which our wholly owned subsidiary WTI Acquisition, Inc. merged with and into Farequest Holdings, Inc. Pursuant to the terms of the Agreement and Plan of Merger dated November 30, 2004, as amended, the former Farequest stockholders will receive (i) 4,779,196 shares of our common stock, (ii) 1,527,389 shares of our series B 6% redeemable participating preferred stock, and (iii) a promissory note payable within one year of the effective time of the merger, at our option, in either
(a) an amount in cash equal to lesser of (x) $6,037,872 or (y) 19% of the value of the total maximum consideration payable, or (b) 3,018,936 shares of our common stock. The promissory note bears interest at 4% per year payable at maturity at our option in either cash or shares of our common stock valued at the greater of $2.00 per share or the market value of our common stock at the maturity date.

         As an anti-dilution mechanism, if and when holders of our series A preferred stock convert these shares into shares of our common stock, the former Farequest stockholders shall be entitled to receive up to 185,821 additional shares of our series B preferred stock (if the series B preferred stock has not yet been converted), or 1,858,212 additional shares of our common stock (if the series B preferred stock has been converted), pursuant to a formula designed to prevent the dilution of the former Farequest stockholders' equity interest in us.

         The series B preferred stock has a stated value of $8.18 per share and shall be automatically converted on a 1 for 10 basis into shares of our common stock at such time as (i) our stockholders have approved the issuance of greater than 19.9% of our issued and outstanding stock in the merger transaction, (ii) there is an effective registration statement covering the resale of the conversion shares, (iii) the conversion shares are listed on our primary trading market, (iv) all dividends owed have or will be paid at conversion, and (v) certain triggering events have not occurred. Dividends are payable on the series B preferred stock at the rate of 6% per annum, provided, however, that in the event of conversion within 270 days of issuance no dividends shall be due or payable. Dividend payments may be made at the our option either in cash or in additional shares of series B preferred stock. Upon the occurrence of certain fundamental transactions or change in control events, the holders of the series B preferred stock shall have the right to require us to redeem the outstanding shares of series B preferred stock.

         At the effective time of the merger, our board of directors was expanded to eight (8) members. William A. Goldstein, a director and executive officer of Farequest, was appointed the Chairman of the Board of Directors, and Ronald Attkisson, was appointed as a director. For a period of three years, our board of directors will nominate and recommend for election by the stockholders Mr. Goldstein as Chairman of the Board, and, provided that Mr. Goldstein shall have continued to own at least 10% of our outstanding common stock, two additional directors named by Mr. Goldstein. Such nominees shall be independent directors and shall be reasonably acceptable to the then existing board of directors. Mr. Goldstein has agreed to vote his shares of our common stock (i) during such three year period for Michael Pruitt as a member of our board of directors, provided that Mr. Pruitt holds at least 750,000 shares of our common stock at the time of the nomination, and (ii) for the remaining nominees nominated by our board for a one- year term beginning with the effective time.

January Private Placement

         On January 25, 2005, we closed a private placement with 5 investors, including our Chief Executive Officer/President and a director, pursuant to which we issued secured promissory notes in the total principal amount of $1,098,500, with interest accruing at the 7.0% per year, payable in one lump sum of principal and interest on the date that is six (6) months after issuance, secured by 100% of the issued and outstanding common stock of FS SunTours, and warrants to purchase 549,250 shares of our common stock at an exercise price of $1.25 per share, exercisable until the date that is 3 years after the closing date.

Sale of Vacation Express

         During the fourth quarter of 2004, we completed a transaction in which our wholly owned subsidiary FS Tours, Inc. sold substantially all of its assets in consideration for which the purchaser assumed approximately $8,000,000 in liabilities, consisting principally of trade payables and certain other liabilities and obligations arising under contracts and other agreed matters. Under the terms of the transaction, we agreed to guaranty the payment and performance obligations of FS Tours.

                                 USE OF PROCEEDS

         All of the shares of our common stock offered hereby are being sold by the selling stockholders. We will not receive any of the proceeds from the sale of the shares. However, this prospectus includes shares of common stock underlying common stock purchase warrants. If any of the common stock purchase warrants are exercised for cash by the holder we would receive the gross proceeds from payment of the exercise price. We intend to use these proceeds for working capital.

                           DESCRIPTION OF COMMON STOCK

         We are authorized to issue 200,000,000 shares of common stock, par value $.04. As of May 12, 2005, 29,219,112 shares are issued and outstanding. The outstanding shares of common stock are fully paid and non-assessable. The holders of our common stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of shareholders. Shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of such shares voting for the election of directors can elect 100% of the directors if they choose to do so and, in such event, the holders of the remaining shares so voting will not be able to elect any directors.

         Upon any liquidation, dissolution or winding-up, our assets, after the payment of our debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of our common stock. The holders of our common stock do not have preemptive or conversion rights to subscribe for any of our securities and have no right to require us to redeem or purchase their shares. The holders of our common stock are entitled to share equally in dividends if, as and when declared by our board of directors, out of funds legally available therefore, subject to the priorities accorded any class of preferred stock, which may be issued. A consolidation or merger, or a sale, transfer or lease of all or substantially all of our assets, which does not involve distribution by us of cash or other property to the holders of our common stock, will not be a liquidation, dissolution or winding up of our company.

                              SELLING STOCKHOLDERS

         The table below identifies each selling stockholder and sets forth information, to the best of our knowledge, regarding each selling stockholders' beneficial ownership of shares of our Common Stock. This information is based upon information provided by each respective selling stockholder and public documents filed with the SEC.

         The shares offered by this prospectus may be offered for sale from time to time by the selling stockholders. Because the selling stockholders may offer all, some or none of the shares pursuant to this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any shares of our common stock, no estimate can be given as to the number of shares of common stock that will be held by the selling stockholders after the completion of this offering, unless it is assumed that all the shares of common stock offered pursuant to this prospectus are sold.

         The term selling stockholder also includes any transferees, pledgees, donees, or other successors in interest to any of the selling stockholders named in the table below. The information concerning the selling stockholders may change from time to time and will be set forth in supplements to this prospectus if required. The selling stockholders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock being registered.

         The following table sets forth the following information as of the date of this prospectus with respect to each selling stockholder:

         o        The name of the selling stockholder;

         o The number of shares of our common stock beneficially owned by the selling stockholder prior to any sales pursuant to this prospectus, and shares of common stock underlying warrants or options held by selling stockholders that are exercisable within sixty (60) days of the date of this prospectus, rounded up to the nearest whole share;

         o The number of shares of our common stock that the selling stockholder may offer and sell pursuant to this prospectus, assuming requisite stockholder approval of issuance is obtained, rounded up to the nearest whole share; and

         o The percentage of outstanding shares of our common stock that will be beneficially owned by the selling stockholder following the offering, based upon 29,219,112 shares of our common stock outstanding as of May 12, 2005, assuming the sale of all the Shares offered by the selling stockholders pursuant to this Prospectus and no other Shares.

         The selling stockholders may offer to sell and sell all, some portion or none of the shares of common stock covered by this prospectus, and to our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares of common stock that may be held by the selling stockholders after completion of this offering.

         Except as otherwise indicated, to our knowledge, the selling stockholders have sole voting and investment power with respect to all shares of common stock beneficially owned by them, or with respect to the shares underlying options or warrants, will have sole voting and investment power at the time such shares are sold. The number and percentage of shares of common stock beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. The inclusion of any shares of common stock in the following table does not constitute an admission of beneficial ownership for the selling stockholders.

         The registration statement of which this prospectus is a part also shall cover any additional shares of common stock that become issuable in connection with the shares of common stock registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of our outstanding shares of common stock.

                                                             NUMBER OF SHARES THAT
                                          NUMBER OF SHARES          MAY BE OFFERED      NUMBER OF SHARES  PERCENTAGE OF SHARES
                                        BENEFICIALLY OWNED        PURSUANT TO THIS    BENEFICIALLY OWNED    BENEFICIALLY OWNED
SELLING STOCKHOLDERS                       BEFORE OFFERING              PROSPECTUS        AFTER OFFERING        AFTER OFFERING
-------------------------------------------------------------------------------------------------------------------------------
Alpha Capital AG(1)                                808,428               1,050,956                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Bristol Investment Fund, Ltd.(2)                 3,397,401               2,627,394               770,007                     *
-------------------------------------------------------------------------------------------------------------------------------
Crescent International Ltd.(3)                   1,890,478               1,660,282               230,196                     *
-------------------------------------------------------------------------------------------------------------------------------
Palisades Master Fund, L.P.(4)                   3,831,418               4,980,843                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Perfect Timing, LLC(5)                             161,686                 210,192                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Andrew S. Reckles(6)                               161,686                 210,192                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Portside Growth and
   Opportunity Fund(7)                           1,277,140               1,660,282                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
JGB Capital L.P.(8)                                638,570                 830,141                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
HPC Capital Management(9)                          398,436                 398,436                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Terra Networks Asociadas, S.L.(10)                       0              10,041,155                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Amadeus Americas, Inc.(11)                               0               7,220,663                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Libra Securities, LLC(12)                                0                 462,291                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Avanti Management, Inc.(13)                              0                 457,711                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Third Point Partners L.P.(14)                            0               3,876,040                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Third Point Offshore Fund, Ltd.(15)                      0              17,451,140                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Third Point Partners Qualified L.P.(16)                  0               1,229,900                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Third Point Ultra Fund, Ltd.(17)                         0               2,897,440                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Special Situations Fund III, L.P.(18)                    0               8,145,454                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Special Situations Cayman Fund, L.P.(19)                 0               2,036,364                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Special Situations Private Equity
Fund, L.P.(20)                                           0               7,636,364                     0                     *
-------------------------------------------------------------------------------------------------------------------------------

Brookbend & Co.(21)                                      0              16,036,364                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
SF Capital Partners Ltd.(22)                             0               7,636,364                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Lagunitas Partners LP(23)                          276,600               2,723,636               276,600                     *
-------------------------------------------------------------------------------------------------------------------------------
Gruber &McBaine International(24)                  276,600                 636,364               276,600                     *
-------------------------------------------------------------------------------------------------------------------------------
Jon D. Gruber & Linda W. Gruber(25)                262,600                 585,454               262,600                     *
-------------------------------------------------------------------------------------------------------------------------------
J. Patterson McBaine(26)                           223,000                 254,546               223,000                     *
-------------------------------------------------------------------------------------------------------------------------------
Potomac Capital Partners, LP(27)                         0               1,145,544                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Potomac Capital International Ltd.(28)                   0                 712,727                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Pleiades Investment Partners-R, LP(29)                   0                 687,273                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Haystack Capital LP(30)                            825,600               1,272,727               825,600                     *
-------------------------------------------------------------------------------------------------------------------------------
Ivy MA Holdings(31)                                825,600                 509,091               825,600                     *
-------------------------------------------------------------------------------------------------------------------------------
BTG Investments, LLC(32)                                 0               1,781,818                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Meadowbrook Opportunity Fund LLC(33)                     0                 763,636                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Nite Capital, L.P.(34)                                   0                 636,364                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
BPC Group LLC(35)                                        0                 509,091                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Cooper Family Trust dtd
08/01/04(36)                                             0                  25,900                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Roth Capital Partners, LLC(37)                           0               2,262,557                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Bryant Park Capital, Inc.(38)                            0               1,131,278                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Response Personnel, Inc.(39)                        75,000                  75,000                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain   Rollover   C/F   Stuart                  1,710                   9,571                     0                     *
Johnson Yarbrough(40)
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F John R. Velky(41)                   5,985                  33,496                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain  IRA  C/F  John  Williams
Thurmond, III(42)                                    1,710                   9,571                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Thomas D. Thompson(43)              3,420                  19,141                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Caroline T. Richardson(44)         17,100                  95,700                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F  Louis  Mulherin, Jr(45)           25,650                 143,549                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain SEP C/F Lawrence E. Mobley III(46)          1,710                   9,571                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F(47)                                17,100                  95,700                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Phillip R. Mason(48)                7,695                  43,067                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Nancy Locklear(49)                  8,550                  47,851                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Gary Lisle(50)                      2,565                  14,357                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Tom Leonard(51)                     8,550                  47,851                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Barry S. Bryant(52)                 9,405                  52,636                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Roth IRA C/F Jackie Brooks(53)              8,550                  47,851                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Horace G. Blalock(54)              18,810                 105,271                     0                     *
-------------------------------------------------------------------------------------------------------------------------------

RBC Dain Roth IRA C/F Sonan L. Ashley(55)            6,840                  38,281                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Kerry Armbruster(56)                3,420                  19,141                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Ozcan Ardan(57)                     1,710                   9,571                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Mark D. Anderson(58)                3,855                   4,786                 3,000                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Henry Alperin(59)                  19,900                  95,700                 2,800                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC  Dain  Roth IRA C/F  Donnie  W.
Guy(60)                                              5,130                  28,712                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Dorth G. Falls(61)                  1,881                  10,527                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Robert Edmond(62)                   4,275                  23,926                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F William A. Dunn(63)                25,650                 143,550                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain SEP C/F Barry Dunn(64)                     20,520                 114,841                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Charles W. Daniel(65)               8,130                  28,712                 3,000                     *
-------------------------------------------------------------------------------------------------------------------------------
Barry S. Bryant(66)                                  2,565                  14,357                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Cynthia S. Abshire(67)              3,078                  17,227                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Robert Abshire(68)                                   1,710                   9,571                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain  Roth IRA C/F  Burgess  M.
Allen, Jr. (69)                                      5,130                  28,712                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Henry Alperin(70)                                   11,350                  47,851                 2,800                     *
-------------------------------------------------------------------------------------------------------------------------------
Wendel B. Ardrey(71)                                 4,275                  23,926                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Tonya C. Armstrong(72)              1,539                   8,615                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Sonan L. Ashley(73)                                 29,925                 167,477                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Augusta Cardiology Clinic PSP FBO
Brian K. Phelan(74)                                  5,130                  28,712                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
W  Bryan Baughman and Laura A Baughman(75)           2,565                  14,357                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Matthew  K. Beckstead Revocable Trust(76)           14,535                  81,346                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Rod K. Beckstead(77)                3,420                  19,141                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Rod K. Beckstead(78)                                 4,275                  23,926                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Valerie Biskey(79)                                  12,825                  71,776                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Horace G. Blalock(80)                                4,275                  23,925                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
A Boardman Co LLC John Dickey Boardman Jr(81)        2,565                  14,357                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
J Dickey Boardman Jr(82)                               684                   3,829                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Robert L. Bower(83)                                  3,762                  21,054                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Barbara Sue Bramlett(84)            3,078                  17,263                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Bryan Coats(85)                                      3,420                  19,141                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Edward A. Corley(86)                                17,100                  95,700                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
William D. Corley(87)                                5,985                  33,496                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Charles W. Daniel(88)                               11,550                  47,851                 3,000                     *
-------------------------------------------------------------------------------------------------------------------------------

J. Martin Echols(89)                                25,650                 143,550                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Robert Edmond(90)                                    6,840                  38,281                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Roth IRA C/F Verda Elrod(91)                  513                   2,866                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Robert J. Ferrara(92)               3,420                  19,141                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Roth IRA C/F Patsy Fisher(93)               1,197                   6,698                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Patsy Fisher(94)                                       855                   4,786                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC  Dain  IRA  C/F   Michelle   M.
Fogarty(95)                                            427                   2,390                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Donnie W. Guy(96)                                    5,130                  28,712                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Franklin D. Hart, Jr.(97)                           13,680                  76,561                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Robert Heishman(98)                 9,405                  52,636                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Judith D. Hollington(99)                             1,026                   5,740                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Larry N. Hollington(100)                             3,420                  19,141                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain  IRA C/F A. Louis Hook, Jr.(101)            3,420                  19,141                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Faye S. Jennings(102)               2,565                  14,357                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
J.P. Jones Sole Proprietor 401K
Plan(103)                                            8,123                  12,441                 5,900                     *
-------------------------------------------------------------------------------------------------------------------------------
Richard L. Keller(104)                               1,026                   5,740                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
James R Kelley(105)                                  8,550                  47,851                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Nancy Kines(106)                    5,985                  33,496                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F James Lewis(107)                   17,100                  95,700                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Dianne Lollis(108)                                   2,394                  13,399                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Michael K. Matthews(109)                             1,710                   9,571                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Joseph May(110)                     1,710                   9,571                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Alice McCoy(111)                                       855                   4,786                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F J. Lavern McCullough(112)           2,565                  14,357                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Cynthia Lee McDonald(113)          17,100                  95,700                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
M. Dixon McKay(114)                                 17,100                  95,700                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Julian I. Murphey(115)                               3,933                  22,011                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Kay Peters(116)                     1,710                   9,571                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F William Peters(117)                 1,710                   9,571                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Jana S. Pine(118)                                    5,472                  30,625                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Ted A. Poore(119)                     855                   4,786                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC  Dain  Roth  IRA  C/F  Kyle  W.
Pulliam(120)                                         1,368                   7,658                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Kenneth Remington(121)              8,550                  47,851                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Caroline T. Richardson(122)                          8,550                  47,851                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Furman Terry Richardson(123)                         1,710                   9,571                     0                     *
-------------------------------------------------------------------------------------------------------------------------------

RBC Dain IRA C/F Kenneth Simpson(124)                8,550                  47,851                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Kimberly S. Sligh(125)                               6,840                  38,281                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F William S. Smith(126)               4,275                  23,926                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Phoebe Tuten(127)                     855                   4,786                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Hilton E.  Vaughn, Sr.(128)         3,420                  19,141                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
John R. Velky(129)                                   5,985                  33,496                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Geraldine Videtto(130)              5,130                  28,712                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Jimmy Wilcher(131)                  5,985                  33,496                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Regina Wilcher(132)                                    684                   3,829                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Laurie Wiley(133)                                   12,825                  71,776                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain IRA C/F Jack T. Williams(134)              14,535                  81,346                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC  Dain  Roth IRA C/F  George  M.
Willson(135)                                         1,111                   6,217                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Roth IRA C/F Ken Wilson(136)                8,550                  47,851                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain  Roth  IRA C/F I.  Camille
Woodruff(137)                                        3,420                  19,141                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Gary Lisle(138)                                      1,710                   9,571                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Christopher W. Harman(139)                           3,420                  19,141                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Trinity/Grant Inc.(140)                              8,550                  47,851                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Rauscher FBO Kenneth S.
Hudson(141)                                          3,420                  19,141                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Rauscher FBO George P.
Swift VI(142)                                        1,368                   7,656                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Rauscher FBO Ronald
Hooten(143)                                          3,933                  22,011                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Jason P. Crawford(144)                                 342                   1,914                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Charles F. and Cynthia B.
Eichelberger(145)                                    4,275                  23,926                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Kimberly A. Martin(146)                              4,617                  25,839                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
George Parker  Swift,  VI and Paige
Martin Swift(147)                                    1,710                   9,571                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Ruth I. Surles(148)                                  1,710                   9,571                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Rauscher FBO John D.
McLemore(149)                                        3,420                  19,141                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Rauscher FBO Don
McLemore(150)                                        1,710                   9,571                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain Rauscher FBO Lynne
McLemore(151)                                        1,710                   9,571                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Eugenia R. Harris(152)                               1,710                   9,571                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Edward Davis(153)                                    2,565                  14,357                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain  Rauscher  FBO:  Thomas J.
McDonald(154)                                        5,985                  33,496                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain  Rauscher  FBO: G. Michael
Helton(155)                                          2,223                  12,441                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
RBC Dain  Rauscher  FBO:  Ronald G.
Garney(156)                                          1,710                   9,571                     0                     *
-------------------------------------------------------------------------------------------------------------------------------

Jouko Riussanen(157)                               528,546               1,022,735               345,800                     *
-------------------------------------------------------------------------------------------------------------------------------
Theo Ratliff(158)                                  182,746               1,022,735                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Robert Rissanen(159)                               169,848                 950,550                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Eric Snow(160)                                      48,732                 272,727                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Marc Bercoon(161)                                   85,495                 478,471                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
David Terrell(162)                                  40,610                 227,274                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Brad Jamison(163)                                   40,610                 227,274                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
EBCO, LLC(164)                                      35,908                 201,068                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Cedar Equities(165)                                 17,099                  95,692                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Tommy Duncan(166)                                  205,189               1,148,334                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Burlingame Equity Investors LP(167)                 54,000                 302,210                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Heartwood Capital LP(168)                           18,000                 100,315                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Lawrence Romine(169)                                18,000                 100,315                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Douglas Moore IRA(170)                              18,000                 100,315                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Jeremy Andrus(171)                                  13,500                  75,554                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Michael Lee(172)                                     9,000                  50,308                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Tom Hodapp(173)                                      9,000                  50,308                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Brent Andrus(174)                                    9,000                  50,308                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Pipeline Ventures LLC(175)                           9,000                  50,308                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Douglas & Laurie Moore Family Trust(176)             4,500                  25,154                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
John Hunt(177)                                       4,500                  25,154                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Christensen 1996 Family Trust(178)                   4,500                  25,154                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Robert Molke(179)                                    4,500                  25,154                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Brooke Capital(180)                                  4,500                  25,154                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
JLF Partners I, LP(181)                            129,404                 232,764                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
JLF Partners II, LP(182)                           129,404                  18,933                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
JLF Offshore Fund, LTD.(183)                       129,404                 379,772                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Guggenheim Portfolio Company XXVII, LLC(184)       129,404                  92,437                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
William A. Goldstein(185)                        1,400,522               7,837,988                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Marc  Bercoon and Ron  Attkisson as
Escrow Agent for the  RCG/Farequest
Option and  Warrant  Pool  pursuant
to  the  Escrow   Agreement   dated
February 1, 2005(186)                              874,482               4,894,019                     0                     *
-------------------------------------------------------------------------------------------------------------------------------
Adorno & Yoss,  LLP as Escrow Agent
for  the  RCG/Farequest   Indemnity
Escrow   pursuant   to  the  Escrow
Agreement    dated    February   1,
2005(187)                                          477,920               2,005,309                     0                     *
-------------------------------------------------------------------------------------------------------------------------------

----------------

* Indicates less than 1% beneficial ownership of the outstanding shares of Common Stock.

(1) Konrad Ackerman and Rainer Posch have investment and voting control over these securities. Messrs. Ackerman and Posch disclaim beneficial ownership of such securities. Number of shares beneficially owned includes 808,428 shares issuable upon exercise of common stock purchase warrants. Number of shares that may be offered pursuant to this prospectus includes 808,428 shares issuable upon exercise of common stock purchase warrants and 242,528 additional shares are being registered in order to register 130% of the total registrable securities as required by the Registration Rights Agreement.

(2) Paul Kessler is manager of Bristol Capital Advisors, LLC, the investment advisor to Bristol Investment Fund, Ltd. and a director of Bristol Investment Fund, Ltd., and as such has investment and voting control over these securities. Mr. Kessler disclaims beneficial ownership of the securities. Number of shares beneficially owned includes 2,599,529 shares issuable upon exercise of common stock purchase warrants and additional investment rights to purchase 797,872 shares. Number of shares that may be offered pursuant to this prospectus includes 2,021,072 shares issuable upon exercise of common stock purchase warrants and 606,322 additional shares are being registered in order to register 130% of the total registrable securities as required by the Registration Rights Agreement.

(3) Mel Craw and Maxi Brezzi, in their capacity as managers of GreenLight (Switzerland) SA, the investment advisor to Crescent International Ltd., have voting and investment control over these securities. Messrs. Craw and Brezzi disclaim beneficial ownership of such securities. Number of shares beneficially owned includes 78,401 shares of common stock, 1,266,622 shares issuable upon exercise of common stock purchase warrants and 545,455 shares issuable upon conversion of series A preferred stock. Number of shares that may be offered pursuant to this prospectus includes 1,277,140 shares issuable upon exercise of common stock purchase warrants and 383,142 additional shares are being registered in order to register 130% of the total registrable securities as required by the Registration Rights Agreement.

(4) Murray Todd has investment and voting control over these securities. Mr. Todd disclaims beneficial ownership of such securities. Number of shares beneficially owned includes 3,831,418 shares issuable upon exercise of common stock purchase warrants. Number of shares that may be offered pursuant to this prospectus includes 3,831,418 shares issuable upon exercise of common stock purchase warrants and 1,149,425 additional shares are being registered in order to register 130% of the total registrable securities as required by the Registration Rights Agreement.

(5) Lisa Mannion has investment and voting control over these securities. Ms. Mannion disclaims beneficial ownership of such securities. Number of shares beneficially owned includes 161,686 shares issuable upon exercise of common stock purchase warrants. Number of shares that may be offered pursuant to this prospectus includes 161,686 shares issuable upon exercise of common stock purchase warrants and 48,506 additional shares are being registered in order to register 130% of the total registrable securities as required by the Registration Rights Agreement.

(6) Number of shares beneficially owned includes 161,686 shares issuable upon exercise of common stock purchase warrants. Number of shares that may be offered pursuant to this prospectus includes 161,686 shares issuable upon exercise of common stock purchase warrants and 48,506 additional shares are being registered in order to register 130% of the total registrable securities as required by the Registration Rights Agreement

(7) Ramius Capital Group, LLC ("Ramius Capital") is the investment adviser of Portside Growth and Opportunity Fund ("Portside") and consequently has voting control and investment discretion over these securities. Ramius Capital disclaims beneficial ownership of the shares held by Portside. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., LLC, the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares. Number of shares beneficially owned includes 1,277,140 shares issuable upon exercise of common stock purchase warrants. Number of shares that may be offered pursuant to this prospectus includes 1,277,140 shares issuable upon exercise of common stock purchase warrants and 383,142 additional shares are being registered in order to register 130% of the total registrable securities as required by the Registration Rights Agreement.

(8) Brett F. Cohen has investment and voting control over these securities. Mr. Cohen disclaims beneficial ownership of such securities. Number of shares beneficially owned includes 638,570 shares issuable upon exercise of common stock purchase warrants. Number of shares that may be offered pursuant to this prospectus includes 638,570 shares issuable upon exercise of common stock purchase warrants and 191,571 additional shares are being registered in order to register 130% of the total registrable securities as required by the Registration Rights Agreement.

(9) Vince Sbarra has investment and voting control over these securities. Mr. Sbarra disclaims beneficial ownership of such securities. Number of shares beneficially owned includes 398,436 shares issuable upon exercise of common stock purchase warrants. Number of shares that may be offered pursuant to this prospectus includes 398,436 shares issuable upon exercise of common stock purchase warrants.

(10) Number of shares that may be offered pursuant to this prospectus includes 10,041,155 shares issuable upon conversion of Convertible Promissory Note.

(11) Number of shares that may be offered pursuant to this prospectus includes 7,220,663 shares issuable upon conversion of Convertible Promissory Note.

(12) Jess M. Ravich has investment and voting control over these securities. Mr. Ravich disclaims beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 462,291 shares issuable upon conversion of convertible promissory note.

(13) Michael H. Thomas has investment and voting control over these securities. Mr. Thomas disclaims beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 457,711 shares issuable upon conversion of convertible promissory note.

(14) Daniel Loeb has investment and voting control over these securities. Mr. Loeb disclaims beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 2,768,600 shares issuable upon conversion of series C preferred stock and 1,107,440 shares issuable upon exercise of common stock purchase warrants.

(15) Daniel Loeb has investment and voting control over these securities. Mr. Loeb disclaims beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 12,465,100 shares issuable upon conversion of series C preferred stock and 4,986,040 shares issuable upon exercise of common stock purchase warrants.

(16) Daniel Loeb has investment and voting control over these securities. Mr. Loeb disclaims beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 878,500 shares issuable upon conversion of series C preferred stock and 351,400 shares issuable upon exercise of common stock purchase warrants.

(17) Daniel Loeb has investment and voting control over these securities. Mr. Loeb disclaims beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 2,069,600 shares issuable upon conversion of series C preferred stock and 827,840 shares issuable upon exercise of common stock purchase warrants.

(18) MGP Advisers Limited Partnership ("MGP") is the general partner of special Situations Fund III, L.P. AWM Investment Company, Inc. ("AWM") is the general partner of MGP and the general partner of and investment adviser to Special Situations Cayman Fund, L.P. MG Advisers, L.L.C. ("MG") is the general partner of and investment adviser to Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP, AWM and MG and are principally responsible for the selection, acquisition and disposition of the portfolio securities by the investment advisors on behalf of their fund and consequently have investment and voting control over these securities. Messrs. Marxe and Greenhouse disclaim beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 5,818,182 shares issuable upon conversion of series C preferred stock and 2,327,272 shares issuable upon exercise of common stock purchase warrants.

(19) MGP Advisers Limited Partnership ("MGP") is the general partner of special Situations Fund III, L.P. AWM Investment Company, Inc. ("AWM") is the general partner of MGP and the general partner of and investment adviser to Special Situations Cayman Fund, L.P. MG Advisers, L.L.C. ("MG") is the general partner of and investment adviser to Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP, AWM and MG and are principally responsible for the selection, acquisition and disposition of the portfolio securities by the investment advisors on behalf of their fund and consequently have investment and voting control over these securities. Messrs. Marxe and Greenhouse disclaim beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 1,454,546 shares issuable upon conversion of series C preferred stock and 581,818 shares issuable upon exercise of common stock purchase warrants.

(20) MGP Advisers Limited Partnership ("MGP") is the general partner of special Situations Fund III, L.P. AWM Investment Company, Inc. ("AWM") is the general partner of MGP and the general partner of and investment adviser to Special Situations Cayman Fund, L.P. MG Advisers, L.L.C. ("MG") is the general partner of and investment adviser to Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP, AWM and MG and are principally responsible for the selection, acquisition and disposition of the portfolio securities by the investment advisors on behalf of their fund and consequently have investment and voting control over these securities. Messrs. Marxe and Greenhouse disclaim beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 5,454,546 shares issuable upon conversion of series C preferred stock and 2,181,818 shares issuable upon exercise of common stock purchase warrants.

(21) Will Bales has investment and voting control over these securities. Mr. Bales disclaims beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 11,454,546 shares issuable upon conversion of series C preferred stock and 4,581,818 shares issuable upon exercise of common stock purchase warrants.

(22) Michael A. Roth and Brian J. Stark have investment and voting control over these securities. Messrs. Roth and Stark disclaim beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 5,454,546 shares issuable upon conversion of series C preferred stock and 2,181,818 shares issuable upon exercise of common stock purchase warrants.

(23) Jon D. Gruber and J. Patterson McBaine have investment and voting control over these securities. Messrs. Gruber and McBaine disclaim beneficial ownership of such securities. Number of shares beneficially owned includes 167,750 shares of common stock held by Lagunitas Partners LP. Number of shares beneficially owned also includes 41,250 shares of common stock held by Gruber & McBaine International as to which Lagunitas Partners LP disclaims beneficial ownership, 53,600 shares of common stock held by Jon D. Gruber and Linda W. Gruber as to which Lagunitas Partners LP and J. Patterson McBaine disclaim beneficial ownership, and 14,000 shares of common stock held by J. Patterson McBaine as to which Lagunitas Partners LP and Jon D. Gruber disclaim beneficial ownership. Number of shares that may be offered pursuant to this prospectus includes 1,945,455 shares issuable upon conversion of series C preferred stock and 778,181 shares issuable upon exercise of common stock purchase warrants.

(24) Jon D. Gruber and J. Patterson McBaine have investment and voting control over these securities. Messrs. Gruber and McBaine disclaim beneficial ownership of such securities. Number of shares beneficially owned includes 41,250 shares of common stock held by Gruber & McBaine International. Number of shares beneficially owned also includes 167,750 shares of common stock held by Lagunitas Partners LP. as to which Gruber and McBaine International disclaims beneficial ownership, 53,600 shares of common stock held by Jon D. Gruber and Linda W. Gruber as to which Gruber and McBaine International and J. Patterson McBaine disclaim beneficial ownership, and 14,000 shares of common stock held by J. Patterson McBaine as to which Gruber and McBaine International and Jon D. Gruber disclaim beneficial ownership. Number of shares that may be offered pursuant to this prospectus includes 454,546 shares issuable upon conversion of series C preferred stock and 181,818 shares issuable upon exercise of common stock purchase warrants.

(25) Number of shares beneficially owned includes 53,600 shares of common stock held by Jon D. Gruber and Linda W. Gruber. Number of shares beneficially owned also includes 167,750 shares of common stock held by Lagunitas Partners LP. as to which Jon D. Gruber and Linda W. Gruber disclaim beneficial ownership, and 41,250 shares of common stock held by Gruber & McBaine International, as to which Jon D. Gruber and Linda
         W. Gruber disclaim beneficial ownership. Number of shares that may be offered pursuant to this prospectus includes 418,182 shares issuable upon conversion of series C preferred stock and 167,272 shares issuable upon exercise of common stock purchase warrants.

(26) Number of shares beneficially owned includes 14,000 shares of common stock held by J. Patterson McBaine. Number of shares beneficially owned also includes 167,750 shares of common stock held by Lagunitas Partners LP. as to which J. Patterson McBaine disclaims beneficial ownership, and 41,250 shares of common stock held by Gruber & McBaine International, as to which J. Patterson McBaine disclaims beneficial ownership. Number of shares that may be offered pursuant to this prospectus includes 181,819 shares issuable upon conversion of series C preferred stock and 72,727 shares issuable upon exercise of common stock purchase warrants.

(27) Paul J. Solit has investment and voting control over these securities. Number of shares that may be offered pursuant to this prospectus includes 818,182 shares issuable upon conversion of series C preferred stock and 327,272 shares issuable upon exercise of common stock purchase warrants.

(28) Paul J. Solit has investment and voting control over these securities. Number of shares that may be offered pursuant to this prospectus includes 509,091 shares issuable upon conversion of series C preferred stock and 203,636 shares issuable upon exercise of common stock purchase warrants.

(29) Paul J. Solit has investment and voting control over these securities. Number of shares that may be offered pursuant to this prospectus includes 490,910 shares issuable upon conversion of series C preferred stock and 196,363 shares issuable upon exercise of common stock purchase warrants.

(30) Judy Finger and Doug Topks have investment and voting control over these securities. Ms. Finger and Mr. Topks disclaim beneficial ownership of such securities. Number of shares beneficially owned includes 554,600 shares of common stock held by Haystack Capital LP. Number of shares beneficially owned also includes 271,700 shares of common stock held by Ivy MA Holdings as to which Haystack Capital LP, Judy Finger and Doug Topks disclaim beneficial ownership. Number of shares that may be offered pursuant to this prospectus includes 909,091 shares issuable upon conversion of series C preferred stock and 363,636 shares issuable upon exercise of common stock purchase warrants.

(31) Judy Finger and Doug Topks have investment and voting control over these securities. Ms. Finger and Mr. Topks disclaim beneficial ownership of such securities. Number of shares beneficially owned includes 271,700 shares of common stock held by Ivy MA Holdings. Number of shares beneficially owned also includes 554,600 shares of common stock held by Haystack Capital LP as to which Ivy MA Holdings, Judy Finger and Doug Topks disclaim beneficial ownership. Number of shares that may be offered pursuant to this prospectus includes 363,637 shares issuable upon conversion of series C preferred stock and 145,454 shares issuable upon exercise of common stock purchase warrants.

(32) Gordon J. Roth and Byron C. Roth have investment and voting control over these securities. Messrs. Roth and Roth disclaim beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 1,272,728 shares issuable upon conversion of series C preferred stock and 509,090 shares issuable upon exercise of common stock purchase warrants.

(33) Michael Ragins has investment and voting control over these securities. Mr. Ragins disclaims beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 545,455 shares issuable upon conversion of series C preferred stock and 218,181 shares issuable upon exercise of common stock purchase warrants.

(34) Keith Goodman has investment and voting control over these securities. Mr. Goodman disclaims beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 454,546 shares issuable upon conversion of series C preferred stock and 181,818 shares issuable upon exercise of common stock purchase warrants.

(35) Joel D. Magerman has investment and voting control over these securities. Mr. Magerman disclaims beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 363,637 shares issuable upon conversion of series C preferred stock and 145,454 shares issuable upon exercise of common stock purchase warrants.

(36) Chad Cooper has investment and voting control over these securities. Number of shares that may be offered pursuant to this prospectus includes 18,500 shares issuable upon conversion of series C preferred stock and 7,400 shares issuable upon exercise of common stock purchase warrants.

(37) Gordon J. Roth and Byron C. Roth have investment and voting control over these securities. Messrs. Roth and Roth disclaim beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 2,262,557 shares issuable upon exercise of common stock purchase warrants.

(38) Joel D. Magerman has investment and voting control over these securities. Mr. Magerman disclaims beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 1,131,278 shares issuable upon exercise of common stock purchase warrants.

(39) Allen Gutterman has investment and voting control over these securities. Mr. Gutterman disclaims beneficial ownership of such securities. Number of shares that may be offered pursuant to this prospectus includes 75,000 shares of common stock issued to Response Personnel, Inc. to settle a disputed claim.

(40) Number of shares beneficially owned includes 1,710 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,710 shares of common stock, 1,217 shares issuable upon conversion of a promissory note, 5,465 shares issuable upon conversion of series B preferred stock, and 1,179 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(41) Number of shares beneficially owned includes 5,985 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 5,985 shares of common stock, 4,256 shares issuable upon conversion of a promissory note, 19,128 shares issuable upon conversion of series B preferred stock, and 4,127 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(42) Number of shares beneficially owned includes 1,710 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,710 shares of common stock, 1,217 shares issuable upon conversion of a promissory note, 5,465 shares issuable upon conversion of series B preferred stock, and 1,179 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(43) Number of shares beneficially owned includes 3,420 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 3,420 shares of common stock, 2,432 shares issuable upon conversion of a promissory note, 10,930 shares issuable upon conversion of series B preferred stock, and 2,359 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(44) Number of shares beneficially owned includes 17,100 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 17,100 shares of common stock, 12,160 shares issuable upon conversion of a promissory note, 54,650 shares issuable upon conversion of series B preferred stock, and 11,790 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(45) Number of shares beneficially owned includes 25,650 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 25,650 shares of common stock, 18,239 shares issuable upon conversion of a promissory note, 81,975 shares issuable upon conversion of series B preferred stock, and 17,685 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(46) Number of shares beneficially owned includes 1,710 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,710 shares of common stock, 1,217 shares issuable upon conversion of a promissory note, 5,465 shares issuable upon conversion of series B preferred stock, and 1,179 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(47) Number of shares beneficially owned includes 17,100 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 17,100 shares of common stock, 12,160 shares issuable upon conversion of a promissory note, 54,650 shares issuable upon conversion of series B preferred stock, and 11,790 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(48) Number of shares beneficially owned includes 7,695 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 7,695 shares of common stock, 5,473 shares issuable upon conversion of a promissory note, 24,593 shares issuable upon conversion of series B preferred stock, and 5,306 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(49) Number of shares beneficially owned includes 8,550 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 8,550 shares of common stock, 6,080 shares issuable upon conversion of a promissory note, 27,325 shares issuable upon conversion of series B preferred stock, and 5,896 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(50) Number of shares beneficially owned includes 2,565 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 2,565 shares of common stock, 1,825 shares issuable upon conversion of a promissory note, 8,198 shares issuable upon conversion of series B preferred stock, and 1,769 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(51) Number of shares beneficially owned includes 8,550 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 8,550 shares of common stock, 6,080 shares issuable upon conversion of a promissory note, 27,325 shares issuable upon conversion of series B preferred stock, and 5,896 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(52) Number of shares beneficially owned includes 9,405 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 9,405 shares of common stock, 6,688 shares issuable upon conversion of a promissory note, 30,058 shares issuable upon conversion of series B preferred stock, and 6,485 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(53) Number of shares beneficially owned includes 8,550 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 8,550 shares of common stock, 6,080 shares issuable upon conversion of a promissory note, 27,325 shares issuable upon conversion of series B preferred stock, and 5,896 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(54) Number of shares beneficially owned includes 18,810 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 18,810 shares of common stock, 13,376 shares issuable upon conversion of a promissory note, 60,115 shares issuable upon conversion of series B preferred stock, and 12,970 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(55) Number of shares beneficially owned includes 6,840 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 6,840 shares of common stock, 4,864 shares issuable upon conversion of a promissory note, 21,860 shares issuable upon conversion of series B preferred stock, and 4,717 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(56) Number of shares beneficially owned includes 3,420 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 3,420 shares of common stock, 2,432 shares issuable upon conversion of a promissory note, 10,930 shares issuable upon conversion of series B preferred stock, and 2,359 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(57) Number of shares beneficially owned includes 1,710 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,710 shares of common stock, 1,217 shares issuable upon conversion of a promissory note, 5,465 shares issuable upon conversion of series B preferred stock, and 1,179 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(58) Number of shares beneficially owned includes 3,855 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 855 shares of common stock, 608 shares issuable upon conversion of a promissory note, 2,733 shares issuable upon conversion of series B preferred stock, and 590 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(59) Number of shares beneficially owned includes 17,100 shares of common stock held by the stockholder and 2,800 shares held by Annie Alperin IRA the beneficial ownership of which is disclaimed by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 17,100 shares of common stock, 12,160 shares issuable upon conversion of a promissory note, 54,650 shares issuable upon conversion of series B preferred stock, and 11,790 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(60) Number of shares beneficially owned includes 5,130 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 5,130 shares of common stock, 3,649 shares issuable upon conversion of a promissory note, 16,395 shares issuable upon conversion of series B preferred stock, and 3,538 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(61) Number of shares beneficially owned includes 1,881 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,881 shares of common stock, 1,338 shares issuable upon conversion of a promissory note, 6,011 shares issuable upon conversion of series B preferred stock, and 1,297 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(62) Number of shares beneficially owned includes 4,275 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 4,275 shares of common stock, 3,040 shares issuable upon conversion of a promissory note, 13,663 shares issuable upon conversion of series B preferred stock, and 2,948 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(63) Number of shares beneficially owned includes 25,650 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 25,650 shares of common stock, 18,239 shares issuable upon conversion of a promissory note, 81,975 shares issuable upon conversion of series B preferred stock, and 17,686 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(64) Number of shares beneficially owned includes 20,520 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 20,520 shares of common stock, 14,592 shares issuable upon conversion of a promissory note, 65,580 shares issuable upon conversion of series B preferred stock, and 14,149 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(65) Number of shares beneficially owned includes 5,130 shares of common stock held by the stockholder and 3,000 shares held by David Daniel IRA as to which the stockholder disclaims beneficial ownership. Number of shares that may be offered pursuant to this prospectus includes 5,130 shares of common stock, 3,649 shares issuable upon conversion of a promissory note, 16,395 shares issuable upon conversion of series B preferred stock, and 3,538 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(66) Number of shares beneficially owned includes 2,565 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 2,565 shares of common stock, 1,825 shares issuable upon conversion of a promissory note, 8,198 shares issuable upon conversion of series B preferred stock, and 1,769 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(67) Number of shares beneficially owned includes 3,078 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 3,078 shares of common stock, 2,189 shares issuable upon conversion of a promissory note, 9,837 shares issuable upon conversion of series B preferred stock, and 2,123 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(68) Number of shares beneficially owned includes 1,710 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,710 shares of common stock, 1,217 shares issuable upon conversion of a promissory note, 5,465 shares issuable upon conversion of series B preferred stock, and 1,179 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(69) Number of shares beneficially owned includes 5,130 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 5,130 shares of common stock, 3,649 shares issuable upon conversion of a promissory note, 16,395 shares issuable upon conversion of series B preferred stock, and 3,538 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(70) Number of shares beneficially owned includes 8,550 shares of common stock held by the stockholder and 2,800 shares held by Annie Alperin IRA the beneficial ownership of which is disclaimed by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 8,550 shares of common stock, 6,080 shares issuable upon conversion of a promissory note, 27,325 shares issuable upon conversion of series B preferred stock, and 5,896 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(71) Number of shares beneficially owned includes 4,275 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 4,275 shares of common stock, 3,040 shares issuable upon conversion of a promissory note, 13,663 shares issuable upon conversion of series B preferred stock, and 2,948 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(72) Number of shares beneficially owned includes 1,539 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,539 shares of common stock, 1,095 shares issuable upon conversion of a promissory note, 4,919 shares issuable upon conversion of series B preferred stock, and 1,062 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(73) Number of shares beneficially owned includes 29,925 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 29,925 shares of common stock, 21,280 shares issuable upon conversion of a promissory note, 95,638 shares issuable upon conversion of series B preferred stock, and 20,634 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(74) Number of shares beneficially owned includes 5,130 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 5,130 shares of common stock, 3,649 shares issuable upon conversion of a promissory note, 16,395 shares issuable upon conversion of series B preferred stock, and 3,538 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(75) Number of shares beneficially owned includes 2,565 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 2,565 shares of common stock, 1,825 shares issuable upon conversion of a promissory note, 8,198 shares issuable upon conversion of series B preferred stock, and 1,769 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(76) Number of shares beneficially owned includes 14,535 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 14,535 shares of common stock, 10,336 shares issuable upon conversion of a promissory note, 46,453 shares issuable upon conversion of series B preferred stock, and 10,022 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(77) Number of shares beneficially owned includes 3,420 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 3,420 shares of common stock, 2,432 shares issuable upon conversion of a promissory note, 10,930 shares issuable upon conversion of series B preferred stock, and 2,359 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(78) Number of shares beneficially owned includes 4,275 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 4,275 shares of common stock, 3,040 shares issuable upon conversion of a promissory note, 13,663 shares issuable upon conversion of series B preferred stock, and 2,948 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(79) Number of shares beneficially owned includes 12,825 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 12,825 shares of common stock, 9,120 shares issuable upon conversion of a promissory note, 40,988 shares issuable upon conversion of series B preferred stock, and 8,843 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(80) Number of shares beneficially owned includes 4,275 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 4,275 shares of common stock, 4,703 shares issuable upon conversion of a promissory note, 13,663 shares issuable upon conversion of series B preferred stock, and 2,948 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(81) Number of shares beneficially owned includes 2,565 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 2,565 shares of common stock, 1,825 shares issuable upon conversion of a promissory note, 8,198 shares issuable upon conversion of series B preferred stock, and 1,769 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(82) Number of shares beneficially owned includes 684 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 684 shares of common stock, 487 shares issuable upon conversion of a promissory note, 2,186 shares issuable upon conversion of series B preferred stock, and 472 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(83) Number of shares beneficially owned includes 3,762 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 3,762 shares of common stock, 2,675 shares issuable upon conversion of a promissory note, 12,023 shares issuable upon conversion of series B preferred stock, and 2,594 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(84) Number of shares beneficially owned includes 3,078 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 3,078 shares of common stock, 2,189 shares issuable upon conversion of a promissory note, 9,837 shares issuable upon conversion of series B preferred stock, and 2,123 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(85) Number of shares beneficially owned includes 3,420 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 3,420 shares of common stock, 2,432 shares issuable upon conversion of a promissory note, 10,930 shares issuable upon conversion of series B preferred stock, and 2,359 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(86) Number of shares beneficially owned includes 17,100 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 17,100 shares of common stock, 12,160 shares issuable upon conversion of a promissory note, 54,650 shares issuable upon conversion of series B preferred stock, and 11,790 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(87) Number of shares beneficially owned includes 5,985 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 5,985 shares of common stock, 4,256 shares issuable upon conversion of a promissory note, 19,128 shares issuable upon conversion of series B preferred stock, and 4,127 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(88) Number of shares beneficially owned includes 8,550 shares of common stock held by the stockholder and 3,000 shares held by David Daniel IRA as to which the stockholder disclaims beneficial ownership. Number of shares that may be offered pursuant to this prospectus includes 8,550 shares of common stock, 6,080 shares issuable upon conversion of a promissory note, 27,325 shares issuable upon conversion of series B preferred stock, and 5,896 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(89) Number of shares beneficially owned includes 25,650 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 25,650 shares of common stock, 18,239 shares issuable upon conversion of a promissory note, 81,975 shares issuable upon conversion of series B preferred stock, and 17,686 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(90) Number of shares beneficially owned includes 6,840 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 6,840 shares of common stock, 4,864 shares issuable upon conversion of a promissory note, 21,860 shares issuable upon conversion of series B preferred stock, and 4,717 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(91) Number of shares beneficially owned includes 513 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 513 shares of common stock, 364 shares issuable upon conversion of a promissory note, 1,636 shares issuable upon conversion of series B preferred stock, and 353 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(92) Number of shares beneficially owned includes 3,420 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 3,420 shares of common stock, 2,432 shares issuable upon conversion of a promissory note, 10,930 shares issuable upon conversion of series B preferred stock, and 2,359 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(93) Number of shares beneficially owned includes 1,197 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,197 shares of common stock, 851 shares issuable upon conversion of a promissory note, 3,825 shares issuable upon conversion of series B preferred stock, and 825 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(94) Number of shares beneficially owned includes 855 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 855 shares of common stock, 608 shares issuable upon conversion of a promissory note, 2,733 shares issuable upon conversion of series B preferred stock, and 590 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(95) Number of shares beneficially owned includes 427 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 427 shares of common stock, 304 shares issuable upon conversion of a promissory note, 1,364 shares issuable upon conversion of series B preferred stock, and 295 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(96) Number of shares beneficially owned includes 5,130 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 5,130 shares of common stock, 3,649 shares issuable upon conversion of a promissory note, 16,395 shares issuable upon conversion of series B preferred stock, and 3,538 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(97) Number of shares beneficially owned includes 13,680 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 13,680 shares of common stock, 9,728 shares issuable upon conversion of a promissory note, 43,720 shares issuable upon conversion of series B preferred stock, and 9,433 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(98) Number of shares beneficially owned includes 9,405 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 9,405 shares of common stock, 6,688 shares issuable upon conversion of a promissory note, 30,058 shares issuable upon conversion of series B preferred stock, and 6,485 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(99) Number of shares beneficially owned includes 1,026 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,026 shares of common stock, 729 shares issuable upon conversion of a promissory note, 3,278 shares issuable upon conversion of series B preferred stock, and 707 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(100) Number of shares beneficially owned includes 3,420 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 3,420 shares of common stock, 2,432 shares issuable upon conversion of a promissory note, 10,930 shares issuable upon conversion of series B preferred stock, and 2,359 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(101) Number of shares beneficially owned includes 3,420 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 3,420 shares of common stock, 2,432 shares issuable upon conversion of a promissory note, 10,930 shares issuable upon conversion of series B preferred stock, and 2,359 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(102) Number of shares beneficially owned includes 2,565 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 2,565 shares of common stock, 1,825 shares issuable upon conversion of a promissory note, 8,198 shares issuable upon conversion of series B preferred stock, and 1,769 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(103) Number of shares beneficially owned includes 6,123 shares of common stock held by the stockholder and 2,000 shares held by Gail Jones 401K as to which the stockholder disclaims beneficial ownership. Number of shares that may be offered pursuant to this prospectus includes 2,223 shares of common stock, 1,581 shares issuable upon conversion of a promissory note, 7,104 shares issuable upon conversion of series B preferred stock, and 1,533 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(104) Number of shares beneficially owned includes 1,026 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,026 shares of common stock, 729 shares issuable upon conversion of a promissory note, 3,278 shares issuable upon conversion of series B preferred stock, and 707 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(105) Number of shares beneficially owned includes 8,550 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 8,550 shares of common stock, 6,080 shares issuable upon conversion of a promissory note, 27,325 shares issuable upon conversion of series B preferred stock, and 5,896 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(106) Number of shares beneficially owned includes 5,985 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 5,985 shares of common stock, 4,256 shares issuable upon conversion of a promissory note, 19,128 shares issuable upon conversion of series B preferred stock, and 4,127 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(107) Number of shares beneficially owned includes 17,100 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 17,100 shares of common stock, 12,160 shares issuable upon conversion of a promissory note, 54,650 shares issuable upon conversion of series B preferred stock, and 11,790 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(108) Number of shares beneficially owned includes 2,394 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 2,394 shares of common stock, 1,703 shares issuable upon conversion of a promissory note, 7,651 shares issuable upon conversion of series B preferred stock, and 1,651 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(109) Number of shares beneficially owned includes 1,710 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,710 shares of common stock, 1,217 shares issuable upon conversion of a promissory note, 5,465 shares issuable upon conversion of series B preferred stock, and 1,179 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(110) Number of shares beneficially owned includes 1,710 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,710 shares of common stock, 1,217 shares issuable upon conversion of a promissory note, 5,465 shares issuable upon conversion of series B preferred stock, and 1,179 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(111) Number of shares beneficially owned includes 855 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 855 shares of common stock, 608 shares issuable upon conversion of a promissory note, 2,733 shares issuable upon conversion of series B preferred stock, and 590 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(112) Number of shares beneficially owned includes 2,565 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 2,565 shares of common stock, 1,825 shares issuable upon conversion of a promissory note, 8,198 shares issuable upon conversion of series B preferred stock, and 1,769 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(113) Number of shares beneficially owned includes 17,100 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 17,100 shares of common stock, 12,160 shares issuable upon conversion of a promissory note, 54,650 shares issuable upon conversion of series B preferred stock, and 11,790 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(114) Number of shares beneficially owned includes 17,100 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 17,100 shares of common stock, 12,160 shares issuable upon conversion of a promissory note, 54,650 shares issuable upon conversion of series B preferred stock, and 11,790 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(115) Number of shares beneficially owned includes 3,933 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 3,933 shares of common stock, 2,797 shares issuable upon conversion of a promissory note, 12,569 shares issuable upon conversion of series B preferred stock, and 2,712 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(116) Number of shares beneficially owned includes 1,710 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,710 shares of common stock, 1,217 shares issuable upon conversion of a promissory note, 5,465 shares issuable upon conversion of series B preferred stock, and 1,179 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(117) Number of shares beneficially owned includes 1,710 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,710 shares of common stock, 1,217 shares issuable upon conversion of a promissory note, 5,465 shares issuable upon conversion of series B preferred stock, and 1,179 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(118) Number of shares beneficially owned includes 5,472 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 5,472 shares of common stock, 3,892 shares issuable upon conversion of a promissory note, 17,488 shares issuable upon conversion of series B preferred stock, and 3,773 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(119) Number of shares beneficially owned includes 855 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 855 shares of common stock, 608 shares issuable upon conversion of a promissory note, 2,733 shares issuable upon conversion of series B preferred stock, and 590 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(120) Number of shares beneficially owned includes 1,368 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,368 shares of common stock, 974 shares issuable upon conversion of a promissory note, 4,372 shares issuable upon conversion of series B preferred stock, and 944 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(121) Number of shares beneficially owned includes 8,550 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 8,550 shares of common stock, 6,080 shares issuable upon conversion of a promissory note, 27,325 shares issuable upon conversion of series B preferred stock, and 5,896 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(122) Number of shares beneficially owned includes 8,550 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 8,550 shares of common stock, 6,080 shares issuable upon conversion of a promissory note, 27,325 shares issuable upon conversion of series B preferred stock, and 5,896 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(123) Number of shares beneficially owned includes 1,710 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,710 shares of common stock, 1,217 shares issuable upon conversion of a promissory note, 5,465 shares issuable upon conversion of series B preferred stock, and 1,179 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(124) Number of shares beneficially owned includes 8,550 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 8,550 shares of common stock, 6,080 shares issuable upon conversion of a promissory note, 27,325 shares issuable upon conversion of series B preferred stock, and 5,896 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(125) Number of shares beneficially owned includes 6,840 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 6,840 shares of common stock, 4,864 shares issuable upon conversion of a promissory note, 21,860 shares issuable upon conversion of series B preferred stock, and 4,717 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(126) Number of shares beneficially owned includes 4,275 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 4,275 shares of common stock, 3,040 shares issuable upon conversion of a promissory note, 13,663 shares issuable upon conversion of series B preferred stock, and 2,948 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(127) Number of shares beneficially owned includes 855 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 855 shares of common stock, 608 shares issuable upon conversion of a promissory note, 2,733 shares issuable upon conversion of series B preferred stock, and 590 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(128) Number of shares beneficially owned includes 3,420 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 3,420 shares of common stock, 2,432 shares issuable upon conversion of a promissory note, 10,930 shares issuable upon conversion of series B preferred stock, and 2,359 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(129) Number of shares beneficially owned includes 5,985 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 5,985 shares of common stock, 4,256 shares issuable upon conversion of a promissory note, 19,128 shares issuable upon conversion of series B preferred stock, and 4,127 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(130) Number of shares beneficially owned includes 5,130 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 5,130 shares of common stock, 3,649 shares issuable upon conversion of a promissory note, 16,395 shares issuable upon conversion of series B preferred stock, and 3,538 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(131) Number of shares beneficially owned includes 5,985 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 5,985 shares of common stock, 4,256 shares issuable upon conversion of a promissory note, 19,128 shares issuable upon conversion of series B preferred stock, and 4,127 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(132) Number of shares beneficially owned includes 684 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 684 shares of common stock, 487 shares issuable upon conversion of a promissory note, 2,186 shares issuable upon conversion of series B preferred stock, and 472 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(133) Number of shares beneficially owned includes 12,825 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 12,825 shares of common stock, 9,120 shares issuable upon conversion of a promissory note, 40,988 shares issuable upon conversion of series B preferred stock, and 8,843 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(134) Number of shares beneficially owned includes 14,535 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 14,535 shares of common stock, 10,336 shares issuable upon conversion of a promissory note, 46,453 shares issuable upon conversion of series B preferred stock, and 10,022 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(135) Number of shares beneficially owned includes 1,111 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,111 shares of common stock, 790 shares issuable upon conversion of a promissory note, 3,550 shares issuable upon conversion of series B preferred stock, and 766 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(136) Number of shares beneficially owned includes 8,550 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 8,550 shares of common stock, 6,080 shares issuable upon conversion of a promissory note, 27,325 shares issuable upon conversion of series B preferred stock, and 5,896 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(137) Number of shares beneficially owned includes 3,420 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 3,420 shares of common stock, 2,432 shares issuable upon conversion of a promissory note, 10,930 shares issuable upon conversion of series B preferred stock, and 2,359 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(138) Number of shares beneficially owned includes 1,710 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,710 shares of common stock, 1,217 shares issuable upon conversion of a promissory note, 5,465 shares issuable upon conversion of series B preferred stock, and 1,179 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(139) Number of shares beneficially owned includes 3,420 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 3,420 shares of common stock, 2,432 shares issuable upon conversion of a promissory note, 10,930 shares issuable upon conversion of series B preferred stock, and 2,359 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(140) Number of shares beneficially owned includes 8,550 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 8,550 shares of common stock, 6,080 shares issuable upon conversion of a promissory note, 27,325 shares issuable upon conversion of series B preferred stock, and 5,896 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(141) Number of shares beneficially owned includes 3,420 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 3,420 shares of common stock, 2,432 shares issuable upon conversion of a promissory note, 10,930 shares issuable upon conversion of series B preferred stock, and 2,359 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(142) Number of shares beneficially owned includes 1,368 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,368 shares of common stock, 972 shares issuable upon conversion of a promissory note, 4,372 shares issuable upon conversion of series B preferred stock, and 944 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(143) Number of shares beneficially owned includes 3,933 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 3,933 shares of common stock, 2,797 shares issuable upon conversion of a promissory note, 12,569 shares issuable upon conversion of series B preferred stock, and 2,712 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(144) Number of shares beneficially owned includes 342 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 342 shares of common stock, 243 shares issuable upon conversion of a promissory note, 1,093 shares issuable upon conversion of series B preferred stock, and 236 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(145) Number of shares beneficially owned includes 4,275 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 4,275 shares of common stock, 3,040 shares issuable upon conversion of a promissory note, 13,663 shares issuable upon conversion of series B preferred stock, and 2,948 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(146) Number of shares beneficially owned includes 4,617 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 4,617 shares of common stock, 3,284 shares issuable upon conversion of a promissory note, 14,755 shares issuable upon conversion of series B preferred stock, and 3,183 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(147) Number of shares beneficially owned includes 1,710 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,710 shares of common stock, 1,217 shares issuable upon conversion of a promissory note, 5,465 shares issuable upon conversion of series B preferred stock, and 1,179 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(148) Number of shares beneficially owned includes 1,710 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,710 shares of common stock, 1,217 shares issuable upon conversion of a promissory note, 5,465 shares issuable upon conversion of series B preferred stock, and 1,179 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(149) Number of shares beneficially owned includes 3,420 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 3,420 shares of common stock, 2,432 shares issuable upon conversion of a promissory note, 10,930 shares issuable upon conversion of series B preferred stock, and 2,359 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(150) Number of shares beneficially owned includes 1,710 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,710 shares of common stock, 1,217 shares issuable upon conversion of a promissory note, 5,465 shares issuable upon conversion of series B preferred stock, and 1,179 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(151) Number of shares beneficially owned includes 1,710 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,710 shares of common stock, 1,217 shares issuable upon conversion of a promissory note, 5,465 shares issuable upon conversion of series B preferred stock, and 1,179 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(152) Number of shares beneficially owned includes 1,710 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,710 shares of common stock, 1,217 shares issuable upon conversion of a promissory note, 5,465 shares issuable upon conversion of series B preferred stock, and 1,179 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(153) Number of shares beneficially owned includes 2,565 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 2,565 shares of common stock, 1,825 shares issuable upon conversion of a promissory note, 8,198 shares issuable upon conversion of series B preferred stock, and 1,769 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(154) Number of shares beneficially owned includes 5,985 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 5,985 shares of common stock, 4,256 shares issuable upon conversion of a promissory note, 19,128 shares issuable upon conversion of series B preferred stock, and 4,127 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(155) Number of shares beneficially owned includes 2,223 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 2,223 shares of common stock, 1,581 shares issuable upon conversion of a promissory note, 7,104 shares issuable upon conversion of series B preferred stock, and 1,533 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(156) Number of shares beneficially owned includes 1,710 shares of common stock held by the stockholder and 1,000 shares held by Ronald Garney IRA. Number of shares that may be offered pursuant to this prospectus includes 1,710 shares of common stock, 1,217 shares issuable upon conversion of a promissory note, 5,465 shares issuable upon conversion of series B preferred stock, and 1,179 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(157) Number of shares beneficially owned includes 528,546 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 182,746 shares of common stock, 129,945 shares issuable upon conversion of a promissory note, 584,040 shares issuable upon conversion of series B preferred stock, and 126,004 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(158) Number of shares beneficially owned includes 182,746 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 182,746 shares of common stock, 129,945 shares issuable upon conversion of a promissory note, 584,040 shares issuable upon conversion of series B preferred stock, and 126,004_ shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(159) Number of shares beneficially owned includes 169,848 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 169,848 shares of common stock, 120,773 shares issuable upon conversion of a promissory note, 542,819 shares issuable upon conversion of series B preferred stock, and 117,110 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(160) Number of shares beneficially owned includes 48,732 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 48,732 shares of common stock, 34,652 shares issuable upon conversion of a promissory note, 155,742 shares issuable upon conversion of series B preferred stock, and 33,601 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(161) Marc Bercoon is our President. Number of shares beneficially owned includes 85,495 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 85,495 shares of common stock, 60,793 shares issuable upon conversion of a promissory note, 273,234 shares issuable upon conversion of series B preferred stock, and 58,949 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(162) Number of shares beneficially owned includes 40,610 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 40,610 shares of common stock, 28,877 shares issuable upon conversion of a promissory note, 129,786 shares issuable upon conversion of series B preferred stock, and 28,001 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(163) Number of shares beneficially owned includes 40,610 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 40,610 shares of common stock, 28,877 shares issuable upon conversion of a promissory note, 129,786 shares issuable upon conversion of series B preferred stock, and 28,001 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(164) Number of shares beneficially owned includes 35,908 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 35,908 shares of common stock, 25,643 shares issuable upon conversion of a promissory note, 114,758 shares issuable upon conversion of series B preferred stock, and 24,759 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(165) Number of shares beneficially owned includes 17,099 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 17,099 shares of common stock, 12,158 shares issuable upon conversion of a promissory note, 54,646 shares issuable upon conversion of series B preferred stock, and 11,789 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(166) Number of shares beneficially owned includes 205,189 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 205,189 shares of common stock, 145,903 shares issuable upon conversion of a promissory note, 655,765 shares issuable upon conversion of series B preferred stock, and 141,477 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(167) Number of shares beneficially owned includes 54,000 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 54,000 shares of common stock, 38,398 shares issuable upon conversion of a promissory note, 172,579 shares issuable upon conversion of series B preferred stock, and 37,233 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(168) Number of shares beneficially owned includes 18,000 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 18,000 shares of common stock, 12,680 shares issuable upon conversion of a promissory note, 57,524 shares issuable upon conversion of series B preferred stock, and 12,211 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(169) Number of shares beneficially owned includes 18,000 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 18,000 shares of common stock, 12,680 shares issuable upon conversion of a promissory note, 57,524 shares issuable upon conversion of series B preferred stock, and 12,411 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(170) Number of shares beneficially owned includes 18,000 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 18,000 shares of common stock, 12,680 shares issuable upon conversion of a promissory note, 57,524 shares issuable upon conversion of series B preferred stock, and 12,411 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(171) Number of shares beneficially owned includes 13,500 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 13,500 shares of common stock, 9,600 shares issuable upon conversion of a promissory note, 43,145 shares issuable upon conversion of series B preferred stock, and 9,309 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(172) Number of shares beneficially owned includes 9,000 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 9,000 shares of common stock, 6,340 shares issuable upon conversion of a promissory note, 28,762 shares issuable upon conversion of series B preferred stock, and 6,206 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(173) Number of shares beneficially owned includes 9,000 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 9,000 shares of common stock, 6,340 shares issuable upon conversion of a promissory note, 28,762 shares issuable upon conversion of series B preferred stock, and 6,206 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(174) Number of shares beneficially owned includes 9,000 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 9,000 shares of common stock, 6,340 shares issuable upon conversion of a promissory note, 28,762 shares issuable upon conversion of series B preferred stock, and 6,206 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(175) Number of shares beneficially owned includes 9,000 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 9,000 shares of common stock, 6,340 shares issuable upon conversion of a promissory note, 28,762 shares issuable upon conversion of series B preferred stock, and 6,206 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(176) Number of shares beneficially owned includes 4,500 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 4,500 shares of common stock, 3,200 shares issuable upon conversion of a promissory note, 14,381 shares issuable upon conversion of series B preferred stock, and 3,103 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(177) Number of shares beneficially owned includes 4,500 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 4,500 shares of common stock, 3,200 shares issuable upon conversion of a promissory note, 14,381 shares issuable upon conversion of series B preferred stock, and 3,103 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(178) Number of shares beneficially owned includes 4,500 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 4,500 shares of common stock, 3,200 shares issuable upon conversion of a promissory note, 14,381 shares issuable upon conversion of series B preferred stock, and 3,103 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(179) Number of shares beneficially owned includes 4,500 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 4,500 shares of common stock, 3,200 shares issuable upon conversion of a promissory note, 14,381 shares issuable upon conversion of series B preferred stock, and 3,103 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(180) Number of shares beneficially owned includes 4,500 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 4,500 shares of common stock, 3,200 shares issuable upon conversion of a promissory note, 14,381 shares issuable upon conversion of series B preferred stock, and 3,103 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(181) Number of shares beneficially owned includes 41,591 shares of common stock held by the stockholder. Number of shares beneficially owned also includes 3,383 shares held by JLF Partners II, LP, 67,859 shares held by JLF Offshore Fund, Ltd. and 16,517 shares held by Guggenheim Portfolio Company XXVII, LLC, as to which the stockholder disclaims beneficial ownership. Number of shares that may be offered pursuant to this prospectus includes 41,591 shares of common stock, 29,575 shares issuable upon conversion of a promissory note, 132,921 shares issuable upon conversion of series B preferred stock, and 28,677 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(182) Number of shares beneficially owned includes 3,383 shares of common stock held by the stockholder. Number of shares beneficially owned also includes 41,591 shares held by JLF Partners I, LP, 67,859 shares held by JLF Offshore Fund, Ltd. and 16,517 shares held by Guggenheim Portfolio Company XXVII, LLC, as to which the stockholder disclaims beneficial ownership. Number of shares that may be offered pursuant to this prospectus includes 3,383 shares of common stock, 2,406 shares issuable upon conversion of a promissory note, 10,811 shares issuable upon conversion of series B preferred stock, and 2,333 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(183) Number of shares beneficially owned includes 67,859 shares of common stock held by the stockholder. Number of shares beneficially owned also includes 41,591 shares held by JLF Partners I, LP, 3,383 shares held by JLF Partners II, LP and 16,517 shares held by Guggenheim Portfolio Company XXVII, LLC, as to which the stockholder disclaims beneficial ownership. Number of shares that may be offered pursuant to this prospectus includes 67,859 shares of common stock, 48,253 shares issuable upon conversion of a promissory note, 216,871 shares issuable upon conversion of series B preferred stock, and 46,789 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(184) Number of shares beneficially owned includes 16,517 shares of common stock held by the stockholder. Number of shares beneficially owned also includes 41,591 shares held by JLF Partners I, LP, 3,383 shares held by JLF Partners II, LP and 67,859 shares held by JLF Offshore Fund, Ltd., as to which the stockholder disclaims beneficial ownership. Number of shares that may be offered pursuant to this prospectus includes 16,517 shares of common stock, 11,745 shares issuable upon conversion of a promissory note, 52,787 shares issuable upon conversion of series B preferred stock, and 11,388 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(185) William A. Goldstein is our Chairman and Chief Executive Officer. Number of shares beneficially owned includes 1,400,522 shares of common stock held by the stockholder. Number of shares that may be offered pursuant to this prospectus includes 1,400,522 shares of common stock, 995,862 shares issuable upon conversion of a promissory note, 4,475,945 shares issuable upon conversion of series B preferred stock, and 965,659 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(186) Marc Bercoon is our President and Ron Attkisson is a Director. Number of shares beneficially owned includes 874,482 shares of common stock held by the stockholder. Marc Bercoon and Ron Attkisson disclaim beneficial ownership of these securities. Number of shares that may be offered pursuant to this prospectus includes 874,482 shares of common stock, 621,814 shares issuable upon conversion of a promissory note, 2,794,768 shares issuable upon conversion of series B preferred stock, and 602,955 shares of common stock issuable to stockholder as an anti-dilution measure upon conversion of series A preferred stock.

(187) Number of shares beneficially owned includes 477,920 shares of common stock held by the stockholder. Adorno & Yoss, LLP disclaims beneficial ownership of these securities. Number of shares that may be offered pursuant to this prospectus includes 477,920 shares of common stock, and 1,527,389 shares issuable upon conversion of series B preferred stock.

         None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates other than as set forth above. Paul Mannion, Jr. is the Managing Director and Andrew S. Reckles is an affiliate of HPC Capital Management, which serve as our investment bank and acted as placement agent in connection with one of our recent financings. HPC Capital Management is a registered broker-dealer. Mr. Mannion and Mr. Reckles are principals of PEF Advisors, LLC, which advises Palisades Master Fund, L.P. Mr. Mannion's wife is the principal of Perfect Timing, LLC, which purchased certain of the securities being registered under this prospectus as disclosed above. To our knowledge, none of Mr. Mannion, Mr. Reckles nor HPC Capital Management has any arrangement with any person to participate in the distribution of such securities. Libra Securities, LLC was retained as financial advisor by OneTravel, Inc. in connection with its sale to us. Roth Capital Partners, LLC acted as placement agent in connection with one of our recent financing. Roth Capital Partners, LLC is a registered broker-dealer. BTG Investments, LLC, an affiliate of Roth Capital Partners, LLC, purchased certain of the securities being registered under this prospectus as disclosed above. Bryant Park Capital, Inc., a wholly owned subsidiary of BPC Group LLC, has signed a letter of agreement to act as exclusive financial advisor and placement agent for us. BPC Group, LLC purchased certain of the securities being registered under this prospectus as disclosed above.

         We have agreed to pay the full costs and expenses in connection with the issuance, offer, sale and delivery of the shares of common stock, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling stockholders.

                              PLAN OF DISTRIBUTION

         Each selling stockholder of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o settlement of short sales entered into after the date of this prospectus;

         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o        a combination of any such methods of sale;

         o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

         o        any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

         In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

         We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus, which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

         We agreed to use our commercially reasonable efforts to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for us by the law firm of Katten Muchin Rosenman LLP.

                                     EXPERTS

         BDO Seidman LLP, our independent registered public accounting firm, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal years ended June 30, 2004, 2003, and 2002, as set forth in their report, which is incorporated by reference in this prospectus. Their report contains an explanatory paragraph regarding the Company's ability to continue as a going concern. Our financial statements are incorporated by reference in reliance on BDO Seidman LLP's report, given on their authority as experts in accounting and auditing.

         Cherry, Bekaert & Holland, L.L.P., Farequest's independent auditors have audited Farequest's financial statements included in our Current Report on Form 8-K/A filed with the SEC on April 19, 2005, as of December 31, 2003 and for the period from inception (June 12, 2003) to December 31, 2003, and as of December 31, 2004 and for the year then ended, as set forth in their report, which is incorporated by reference in this prospectus. Farequest's financial statements are incorporated by reference in reliance on Cherry, Bekaert & Holland, L.L.P.'s report, given on their authority as experts in accounting and auditing.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

         On April 15, 2005 we completed the acquisition by merger of 100% of the capital stock of OneTravel. The terms of the acquisition provide for a total purchase price of $25.5 million, $13 million of which was paid in cash, plus the estimated working capital adjustment of $827,488, and the remaining $12.5 million was paid by the issuance of six-month, interest-free, convertible promissory notes to certain of the sellers. The notes are convertible into our common stock at the option of the note-holder. Our obligation to issue shares of common stock upon conversion is subject in all respects to the rules or regulations of the American Stock Exchange and stockholder approval. The conversion price per share of our common stock will initially equal $0.6875. This conversion price will be adjusted to equal 125% of the market price of our common stock in the event that our contemplated one for ten reverse stock split is approved by stockholders, and the average market value of our common stock is lower that the split adjusted conversion price for the twenty trading days immediately following the effectuation of the reverse stock split. We have the right to extend the maturity of the convertible note by up to five months upon payment of an extension fee to the note-holders of an aggregate of $125,000 per each one month extension.

         The following unaudited pro forma combined financial information have been prepared to give effect to the combination of RCG and OneTravel accounted for in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations," which is referred to as SFAS 141. The merger consideration has been allocated on a preliminary basis to assets acquired and liabilities assumed based on information that was available to management at the time these pro forma financial statements were prepared. The adjustments to the unaudited pro forma combined financial statements are subject to change pending a final analysis of the total purchase price and the fair value of the assets acquired and liabilities assumed. The impact of these changes could be material.

         The unaudited pro forma combined balance sheet as of December 31, 2004 combines the historical consolidated balance sheets of RCG and OneTravel as of that date and gives effect to the merger as if it had occurred on December 31, 2004. Estimates of acquisition liabilities relating to the integration of RCG and OneTravel operations are not reflected in the unaudited pro forma combined balance sheet as the integration plans have not been finalized.

         The unaudited pro forma combined statements of operations for the six months ended December 31, 2004, and the year ended June 30, 2004 gives pro forma effect to the merger as if the merger had occurred on the first day of the periods presented. Potential cost savings from combining the operations have not been reflected in the unaudited pro forma combined statements of operations as there can be no assurance that any such cost savings will occur.

         The unaudited pro forma combined financial information is based upon available information and upon certain estimates and assumptions that are believed to be reasonable. These estimates and assumptions are preliminary and have been made solely for the purposes of developing these pro forma combined financial statements. Unaudited pro forma combined financial statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position of the combined company that would actually have been achieved had the transaction been completed for the period presented, or that may be obtained in the future. These unaudited pro forma combined financial statements are based upon the respective historical consolidated financial statements of RCG and Farequest and notes thereto, which are included in or incorporated into this proxy statement by reference. The pro forma financial information should be read in conjunction with the audited and unaudited historical financial statements of RCG and Farequest and related notes thereto.

                   RCG COMPANIES INCORPORATED AND SUBSIDIARIES
                 UNAUDITED PRO FORMA COMBINED BALANCE SHEET DATA
                              AT DECEMBER 31, 2004
                                 (In thousands)

                                                                              Subsequent    OneTravel           RCG
                                                                   RCG          Sale of      Acquisition     Pro Forma
                                                               Historical    Logisoft (A)        (C)            (D)
                                                              -------------- -------------- --------------- ------------
                           ASSETS
Cash and cash equivalents...................................  $       1,163        $ 1,161      $ (12,941)  $ (10,617)
Restricted cash.............................................          7,279              -           1,000        8,279
Accounts receivable, net....................................          1,353        (1,277)             828          904
Prepaid expenses and other current assets...................          1,858           (87)              70        1,841
                                                              -------------- -------------- --------------- ------------
          Total current assets..............................         11,653          (203)        (11,043)          407

Property and equipment, net.................................            853          (366)           1,391        1,878
Deferred costs and other assets.............................             49           (43)             432          438
Net non-current assets of discontinued operations ..........            376              -               -          376
Goodwill and other intangible assets........................         18,005        (7,917)          23,709       33,797
                                                              -------------- -------------- --------------- ------------
         Total assets.......................................  $     30,936        $(8,529)        $ 14,489      $36,896
                                                              ============== ============== =============== ============

            LIABILITIES AND SHAREHOLDERS' DEFICIT
Notes payable and other obligations-current portion.........  $      3,949         $ (501)        $ 12,500      $15,948
Accounts payable and accrued expenses.......................         11,959        (1,819)           1,984       12,124
Net non-current liabilities of discontinued operations......          4,478              -               -        4,478
Unearned income.............................................          6,296              -               -        6,296
                                                              -------------- -------------- --------------- ------------
         Total current liabilities..........................         26,682        (2,320)          14,484       38,846

Warrant obligations.........................................          1,593              -               -        1,593
Notes payable and other obligations.........................          4,847           (64)               5        4,788
                                                              -------------- -------------- --------------- ------------
         Total liabilities..................................         33,122        (2,384)          14,489       45,227
Commitments and Contingencies
Shareholders' deficit:
     Common stock...........................................            896              -               -          896
     Additional paid-in capital.............................        125,461              -               -      125,461
     Accumulated deficit....................................      (127,911)        (6,145)               -    (134,056)
     Treasury stock at cost.................................          (632)              -               -        (632)
                                                              -------------- -------------- --------------- ------------
         Total shareholders' deficit ......................         (2,186)        (6,145)               -      (8,331)
                                                              -------------- -------------- --------------- ------------

         Total liabilities and shareholders' deficit........  $     30,936        $(8,529)        $ 14,489     $ 36,896
                                                              ============== ============== =============== ============

      See Notes to Unaudited Pro Forma Consolidated Financial Information.

                   RCG COMPANIES INCORPORATED AND SUBSIDIARIES
                          UNAUDITED PRO FORMA COMBINED
                             STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 2004
                       (In thousands, except share data)

                                                                             Subsequent       OneTravel          RCG
                                                              RCG              Sale of       Acquisition
                                                           Historical       Logisoft (A)         (C)          Pro Forma
                                                       ------------------- ---------------- --------------- --------------
Revenue:
Services ............................................     $        41,341        $   (203)          $3,195  $      44,333
Product sales........................................               7,369          (7,369)                              -
                                                       ------------------- ---------------- --------------- --------------
         Total revenue...............................              48,710          (7,572)           3,195         44,333
                                                       ------------------- ---------------- --------------- --------------
Cost of revenue:
Services ............................................              41,349              (6)               -         41,343
Product sales........................................               6,520          (6,520)               -              -
                                                       ------------------- ---------------- --------------- --------------
         Total cost of revenue.......................              47,869          (6,526)               -         41,343
                                                       ------------------- ---------------- --------------- --------------

         Gross profit................................                 841          (1,046)           3,195          2,990
                                                       ------------------- ---------------- --------------- --------------

Selling, general and administrative expenses.........               7,598          (1,192)           4,993         11,399
Depreciation and amortization........................                 221             (76)             364            509
                                                       ------------------- ---------------- --------------- --------------
         Operating costs and expenses................               7,819          (1,268)           5,357         11,908
                                                       ------------------- ---------------- --------------- --------------

         Operating loss..............................             (6,978)              222         (2,162)        (8,918)

Interest expense, net................................                 335             (42)              81            374
Other expense........................................                 325                8               -            333
                                                       ------------------- ---------------- --------------- --------------
Loss from continuing operations before
extraordinary items .................................             (7,638)              256         (2,243)        (9,625)
   Gain on debt restructuring........................              2,257                -               -          2,257
                                                       ------------------- ---------------- --------------- --------------
        Loss from continuing operations..............  $          (5,381)           $  256         (2,243)  $     (7,368)
                                                       =================== ================ =============== ==============

Basic and diluted loss per share:
     Loss from continuing operations.................  $           (0.25)           $   --        $     --  $      (0.34)
                                                       =================== ================ =============== ==============

Weighted average shares outstanding..................          21,419,404               --              --     21,419,404
                                                       =================== ================ =============== ==============


      See Notes to Unaudited Pro Forma Consolidated Financial Information.

                   RCG COMPANIES INCORPORATED AND SUBSIDIARIES
                          UNAUIDITED PRO FORMA COMBINED
                             STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 2004
                        (In thousands, except share data)

                                                         RCG         Subsequent     Subsequent      OneTravel
                                                     Historical       Sale of         Sale of      Acquisition         RCG
                                                                    FSTours (B)    Logisoft (A)        (C)          Pro Forma
                                                    -------------- --------------- -------------- --------------- --------------
Revenue:
Services .........................................       $165,765      $ (72,873)       $  (389)         $ 8,193      $ 100,696
Product sales.....................................         15,042                       (15,042)               -              -
                                                    -------------- --------------- -------------- --------------- --------------
         Total revenue............................        180,807        (72,873)       (15,431)           8,193        100,696
                                                    -------------- --------------- -------------- --------------- --------------
Cost of revenue:
Services                                                  154,812        (72,812)          (260)               -         81,740
Product sales.....................................         13,244                       (13,244)               -              -
                                                    -------------- --------------- -------------- --------------- --------------
         Total cost of revenue....................        168,056        (72,812)       (13,504)               -         81,740
                                                    -------------- --------------- -------------- --------------- --------------

         Gross profit.............................         12,751            (61)        (1,927)           8,193         18,956
                                                    -------------- --------------- -------------- --------------- --------------

Selling, general and administrative expenses......         18,637         (4,888)        (2,138)          10,413         22,024
Depreciation and amortization.....................            810           (197)          (204)           5,442          5,851
Goodwill impairment...............................          1,199                          (199)               -          1,000
                                                    -------------- --------------- -------------- --------------- --------------
         Operating costs and expenses.............         20,646         (5,085)        (2,541)          15,855         28,875
                                                    -------------- --------------- -------------- --------------- --------------

         Operating loss...........................        (7,895)           5,024            614         (7,662)        (9,919)

Interest expense, net.............................            842           (322)           (74)            (23)            423
Gain on investments, net..........................          (120)                              -               -          (120)
Other income......................................           (95)             (5)            100               -              -
                                                    -------------- --------------- -------------- --------------- --------------
         Loss from continuing operations .........       $(8,522)          $5,351         $  588        $(7,639)  $    (10,222)
                                                    ============== =============== ============== =============== ==============

Basic and diluted loss per share:
     Loss from continuing operations..............  $      (0.51)          $   --         $   --        $    --   $      (0.61)
                                                    ============== =============== ============== =============== ==============

Weighted average shares outstanding...............     16,799,540              --             --             --     16,799,540
                                                    ============== =============== ============== =============== ==============

      See Notes to Unaudited Pro Forma Consolidated Financial Information.

                   RCG COMPANIES INCORPORATED AND SUBSIDIARIES
                          NOTES TO PRO FORMA STATEMENTS

(A) Subsequent to December 31, 2004, RCG sold substantially all the assets of the Logisoft business.

(B) Subsequent to June30, 2004, RCG sold substantially all the assets of the FSTours.

(C) Reflects the April 27, 2005 acquisition of 100% of the capital stock of OneTravel Inc.

(D) On April14, 2005, RCG closed a private placement of series C preferred stock with institutional investors totaling $27.1 million, net of offering expenses. A portion of the proceeds were used to fund the cash portion of the OneTravel acquisition.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the registration statement of which this prospectus is a part, as well as such reports, proxy statements and other information, at the public reference room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material can be obtained from the public reference room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's Web site at http://www.sec.gov. You may also inspect reports, proxy and information statements and other information about us at the American Stock Exchange at 86 Trinity Place, New York, New York 10006.

                      INFORMATION INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the earlier of the date the selling stockholders sell all the shares of common stock or such other date as the offering is terminated and any unsold shares of common stock are deregistered by the filing of a post-effective amendment:

         o Our Annual Report on Form 10-K and Form 10-K/A for the year ended June 30, 2004;

         o Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004;

         o Our Quarterly Report on Form 10-Q and Form 10-Q/A for the quarter ended December 31, 2004;

         o Our Current Reports and Amendments thereto on Form 8-K and Form 8-K/A, respectively, filed with the SEC:

August 18, 2004     September 3, 2004    September 16, 2004   September 27, 2004
November 15, 2004   December 1, 2004     December 6, 2004     December 15, 2004
January 31, 2005    February 2, 2005     February 7, 2005     February 11, 2005
February 14, 2005   February 15, 2005    February 16, 2005    February 22, 2005
February 23, 2005   February 25, 2005    March 1, 2005        March 11, 2005
April 15, 2005      April 19, 2005       April 29, 2005       March 4, 2005

         o Our Definitive Proxy Statement for our Annual Meeting of Stockholders held on November 14, 2003, filed with the SEC on October 20, 2003; and

         o The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on July 19, 1996.

         We will provide to each person, including any beneficial owner of shares of our common stock, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

                           RCG Companies Incorporated
                             6836 Morrison Boulevard
                                    Suite 200
                               Charlotte, NC 28211
                              Attention: Controller
                            Telephone: (704) 366-5054

         This prospectus provides you with a general description of the securities that may be offered for sale, but does not contain all of the information that is in the registration statement that we filed with the SEC. Statements contained herein concerning the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each such statement is qualified in its entirety by references to the applicable document filed with the SEC.

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The selling stockholders will not make an offer of these shares of common stock in any state where the offer is not permitted.

         You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of the respective document.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses to be paid in connection with the offering of the securities being registered are as follows and will be borne by the Company:

SEC Registration Fee                        $
Printing and Duplication Expenses*          $  5,000
Legal Fees and Expenses*                    $ 30,000
Accounting Fees and Expenses*               $  5,000
Miscellaneous*                              $  2,000
                                            --------
         TOTAL                              $

--------------
*   Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law ("DGCL") provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative or in defense of any claim, issue, or matter therein (hereinafter a "Proceeding"), by reason of the fact that person is or was a director, officer, employee or agent of a corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively an "Agent" of the corporation) that person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

The DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened Proceeding by reason of the fact that person is or was an Agent of the corporation, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding if that person acted in good faith and in a manner that person reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that person's conduct was unlawful; provided, however, that in an action by or in the right of the corporation, the corporation may not indemnify such person in respect of any claim, issue, or matter as to which that person is adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such proceeding was brought determined that, despite the adjudication of liability but in view of all the circumstances of the case, such person is reasonably entitled to indemnity.

Article VI of our Restated Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL. Specifically, no director will be personally liable to us or any stockholder for monetary damages for breach of a fiduciary duty as a director, except liability for (i) any breach of the duty of loyalty to us or our stockholders; (ii) acts or omissions not in good faith; (iii) acts that involve intentional misconduct or a knowing violation of law; or (iv) any transaction from which the director derives an improper personal benefit.

Article 5 of our Amended and Restated Bylaws provides that we will indemnify, to the fullest extent permitted by applicable law, any Agent who was or is made or is threatened to be made a party to a Proceeding against all liability and loss suffered and expenses reasonably incurred by such Agent; provided, however, we will be required to indemnify an Agent in connection with a Proceeding initiated by such Agent only if the Proceeding was authorized by our Board of Directors. Our Amended and Restated Bylaws further provide that we will pay the expenses incurred in defending any Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by an officer or director in advance of the final disposition of a Proceeding is made only upon our receipt of an undertaking by the director or officer to repay all amounts advanced if it is ultimately determined that such officer or director is not entitled to be indemnified.

We maintain directors' and officers' liability insurance, including a reimbursement policy in our favor. Additionally, we have entered into separate indemnifications agreements with certain of our directors and officers, which provide, on a contractual basis, for generally the same rights to indemnification as set forth in our Amended and Restated Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS.

4.1 Form of Convertible Promissory Note dated April 15, 2005 (previously filed with the SEC on Form 8-K dated April 19, 2005)

4.2 Certificate of Designations of Series C Convertible Preferred Stock (previously filed with the SEC on Form 8-K dated April 14, 2005)

4.3 Amendment No. 1 to Securities Purchase Agreement dated February 8, 2005 (previously filed with the SEC on Form 8-K/A dated February 23, 2005)

4.4 Intercreditor Agreement dated February 8, 2005 (previously filed with the SEC on Form 8-K/A dated February 23, 2005)

4.5 Loan Agreement, dated January 25, 2005 (previously filed with the SEC on Form 8-K/A dated February 22, 2005)

4.6 Form of Secured Promissory Notes dated January 25, 2005 (previously filed with the SEC on Form 8-K/A dated February 22, 2005)

4.7 Form of Warrant dated January 25, 2005 (previously filed with the SEC on Form 8-K/A dated February 22, 2005)

4.8 Pledge Agreement dated January 25, 2005 (previously filed with the SEC on Form 8-K/A dated February 22, 2005)

4.9 Securities Purchase Agreement dated February 8, 2005 (previously filed with the SEC on Form 8-K dated February 14, 2005)

4.10 Form of Secured Convertible Debenture dated February 8, 2005 (previously filed with the SEC on Form 8-K dated February 14, 2005)

4.11 Form of Common Stock Purchase Warrant dated February 8, 2005 (previously filed with the SEC on Form 8-K dated February 14, 2005)

4.12 Registration Rights Agreement dated February 8, 2005 (previously filed with the SEC on Form 8-K dated February 14, 2005)

4.13 Security Agreement dated February 8, 2005 (previously filed with the SEC on Form 8-K dated February 14, 2005)

5.1 Legal Opinion with respect to due issuance and Consent of Katten Muchin Rosenman LLP

23.1     Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)

23.2     Consent of BDO Seidman, LLP

23.3     Consent of Cherry, Bekaert & Holland, L.L.P.

ITEM 17. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                  (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted as to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering to such securities at that time shall be deemed to be the initial bona fide offering thereof

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, Georgia, on this May 13, 2005.

                                  RCG COMPANIES INCORPORATED


                                  By:
                                      --------------------------------------
                                      Marc Bercoon,
                                      President

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated:

Date:  May 13, 2005
                                      ------------------------------------------
                                      William A. Goldstein
                                      Chairman of the Board and
                                      Chief Executive Officer

Date:  May 13, 2005
                                      ------------------------------------------
                                      Philip A. Ferri
                                      Chief Financial Officer

Date:  May 13, 2005
                                      ------------------------------------------
                                      Michael D. Pruitt
                                      Vice Chairman of the Board

Date:  May 13, 2005
                                      ------------------------------------------
                                      Jeffrey F. Willmott
                                      Director

Date:  May 13, 2005
                                      ------------------------------------------
                                      Dr. James A. Verbrugge
                                      Director

Date:  May 13, 2005
                                      ------------------------------------------
                                      P. Roger Byer
                                      Director

Date:  May 13, 2005
                                      ------------------------------------------
                                      J. Michael Carroll
                                      Director

Date:  May 13, 2005
                                      ------------------------------------------
                                      Ronald Attkisson
                                      Director

Date:  May 13, 2005
                                      ------------------------------------------
                                      John J. Sicilian
                                      Director

                                INDEX TO EXHIBITS

Exhibit
Number   Exhibit
------   -------

4.1 Form of Convertible Promissory Note dated April 15, 2005 (previously filed with the SEC on Form 8-K dated April 19, 2005)

4.2 Certificate of Designations of Series C Convertible Preferred Stock (previously filed with the SEC on Form 8-K dated April 14, 2005)

4.3 Amendment No. 1 to Securities Purchase Agreement dated February 8, 2005 (previously filed with the SEC on Form 8-K/A dated February 23, 2005)

4.4 Intercreditor Agreement dated February 8, 2005 (previously filed with the SEC on Form 8-K/A dated February 23, 2005)

4.5 Loan Agreement, dated January 25, 2005 (previously filed with the SEC on Form 8-K/A dated February 22, 2005)

4.6 Form of Secured Promissory Notes dated January 25, 2005 (previously filed with the SEC on Form 8-K/A dated February 22, 2005)

4.7 Form of Warrant dated January 25, 2005 (previously filed with the SEC on Form 8-K/A dated February 22, 2005)

4.8 Pledge Agreement dated January 25, 2005 (previously filed with the SEC on Form 8-K/A dated February 22, 2005)

4.9 Securities Purchase Agreement dated February 8, 2005 (previously filed with the SEC on Form 8-K dated February 14, 2005)

4.10 Form of Secured Convertible Debenture dated February 8, 2005 (previously filed with the SEC on Form 8-K dated February 14, 2005)

4.11 Form of Common Stock Purchase Warrant dated February 8, 2005 (previously filed with the SEC on Form 8-K dated February 14, 2005)

4.12 Registration Rights Agreement dated February 8, 2005 (previously filed with the SEC on Form 8-K dated February 14, 2005)

4.13 Security Agreement dated February 8, 2005 (previously filed with the SEC on Form 8-K dated February 14, 2005)

5.1 Legal Opinion with respect to due issuance and Consent of Katten Muchin Rosenman LLP*

23.1     Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)*

23.2     Consent of BDO Seidman, LLP

23.3     Consent of Cherry, Bekaert & Holland, L.L.P.

------------
* to be filed by amendment